Exhibit 99.3
STEVEN H. FELDERSTEIN, State Bar No. 056978
PAUL J. PASCUZZI, State Bar No. 148810
FELDERSTEIN FITZGERALD WILLOUGHBY &
PASCUZZI LLP
400 Capitol Mall, Suite 1450
Sacramento, CA 95814
Telephone: (916) 329-7400
Facsimile: (916) 329-7435
ppascuzzi@ffwplaw.com
Attorneys for Capital Corp of the West
UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF CALIFORNIA
FRESNO DIVISION

In re:	Case No. 09-14298

CAPITAL CORP OF THE WEST,	Chapter 11

Debtor.

Tax ID #
FIRST AMENDED DISCLOSURE STATEMENT TO DEBTOR’S
FIRST AMENDED PLAN OF LIQUIDATION (Dated October 23, 2009)
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

TABLE OF CONTENTS

I. INTRODUCTION	1
A. Limited Representation	2
B. Voting Procedures	4
II. OVERVIEW OF THE PLAN	5
A. General Structure of and Means for Implementation of the Plan	5
B. Debtor’s Assets and Liabilities and Estimated Distribution To Creditors	7
III. HISTORY OF CAPITAL CORP OF THE WEST	13
A. Description of the Debtor’s Business	13
B. Capital	21
C. Bay View Funding	22
D. F&M Stock	24
E. Intercompany Transactions	24
F. Purpose of the Chapter 11 Filing	25
IV. SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE	26
A. “First Day” Motions	26
B. Formation of Creditors’ Committee	26
C. Retention of Professionals	27
D. Use of Cash Collateral and Debtor in Possession Financing	27
E. Miscellaneous Motions	27
V. PLAN DESCRIPTION	28
A. Specification And Treatment Of Unclassified Claims	28
B. Treatment Of Classified Claims	28
1. Class 1 (Priority Claims):	28
2. Class 2 (Secured Claims):	29
3. Class 3 (General Unsecured Claims):	29
4. Class 4 (Subordinated General Unsecured Claims):	30
5. Class 5 (Shareholders):	30
C. Means For Implementation And Execution Of The Plan	30
1. Assets of the Estate Do Not Revest in the Debtor:	30
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

-i-

2. Post-Confirmation Debtor Acts through a Plan Administrator:	30
3. Limitation on Liability of the Debtor, the Post-Confirmation Debtor, Creditors’ Committee, the Plan Administrator, Indenture Trustees and Statutory Trustees:	31
4. Approval of Transactions Outside the Ordinary Course of Business:	32
5. Post-Confirmation U.S. Trustee Quarterly Fees and Quarterly Reports:	32
6. Post-Confirmation Employment of Professionals:	33
7. Preservation of Causes of Action:	33
8. Closing of Case:	33
9. Certain Jurisdictional Limitations:	34
10. Permanent Injunction:	34
D. Procedures Relating To Claims And Interests	35
1. Pre-Petition, Unsecured Claims Bar Date:	35
2. Bar Date for Administrative Claims Incurred Before the Confirmation Date:	35
3. Disputed Claims:	35
4. Claims Cap:	35
5. Claims under Bankruptcy Code Section 502(h):	36
6. Deadline for Objections to Claims:	36
7. Interim Distributions:	36
8. Distributions to Holders of TRUPS Claims:	36
E. Executory Contracts and Leases	36
F. Effect Of Confirmation	37
1. Discharge:	37
2. Creditors’ Committee Continuation:	37
VI. LIQUIDATION ANALYSIS	38
VII. FEDERAL INCOME TAX CONSEQUENCES	38
VIII. RECOMMENDATION FOR VOTE TO ACCEPT THE PLAN	39
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

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I. INTRODUCTION
     On May 11, 2009, Capital Corp of the West (the “Debtor”) filed a voluntary petition under Chapter 11 of the Bankruptcy Code. The Debtor has proposed a plan of liquidation (the “Plan”) pursuant to Bankruptcy Code section 1121. The Plan is designed to complete the orderly liquidation of the Debtor’s business and assets and to distribute the proceeds consistent with the requirements of the Bankruptcy Code and any orders of the Bankruptcy Court previously entered in the case.
     Generally, the issues in this case are the Debtor’s entitlement to significant amounts of tax refund proceeds and the validity and priority of various claims. Depending on the amount available to distribute and the amount and priority of valid claims, the recovery to non-governmental, non-subordinated creditors could range from approximately 8% to 29%. In the event a claim is made by certain governmental creditors and that claim is determined to be valid and has priority, there is a chance that the recovery to non-governmental creditors could be zero. All shareholder interests in the Debtor are canceled by the Plan, as there are insufficient funds under any scenario to make a distribution to shareholders.
     The Plan provides for the appointment of a Plan Administrator to administer the case to a conclusion with the oversight of the Creditors’ Committee. In the event a compromise resolution of the various categories of claims cannot be reached, the Plan Administrator, with the assistance of the Creditors’ Committee as provided in the Plan, shall object to claims, obtain court orders regarding the validity and priority of Claims, and distribute the funds in accordance with the validity and priority of the Claims as determined by the Court. The Plan does not contain any injunction other than to protect assets of the estate during the administration by the Plan Administrator. In accordance with the Bankruptcy Code, the Debtor does not receive a discharge.
     The Debtor and the Creditors’ Committee strongly encourage you to vote to accept the Plan. The Plan provides for the orderly liquidation of the assets of the Estate and the distribution of the net proceeds to holders of Allowed Claims, which is similar to what would occur in a chapter 7 case. If the Plan is not confirmed, it is likely the Case would be converted to a chapter 7 case at likely substantial additional cost to the Estate. Under the Plan, the Debtor’s experience,
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

knowledge and expertise will be utilized for the benefit of all parties to maximize the value of the assets and efficiently resolve the Claims. For this reason, the Debtor believes that the distribution to creditors will be far greater under the Plan than in a chapter 7 case. In addition, conversion of the Case to chapter 7 would add an additional layer of administrative expenses from the chapter 7 case that does not already exist, which would further diminish the funds available for distribution to creditors. Moreover, liquidation under the Plan provides the maximum flexibility for the efficient management of the Estate post-confirmation that would not be available in a chapter 7 case.
     Please timely submit your Ballot to vote to accept the Plan.
     A. Limited Representation
     This Disclosure Statement is submitted in accordance with Bankruptcy Code section 1125 to solicit acceptances of the Plan from holders of certain Claims. The Court must approve the Disclosure Statement as containing information of a kind, and in sufficient detail, which is adequate to enable you to make an informed judgment whether to vote to accept or to reject the Plan. This Disclosure Statement will be used to solicit acceptances of the Plan only after the Court enters an order approving it.
     In determining whether the Plan should be confirmed, the Court will consider whether the Plan satisfies the requirements of the Bankruptcy Code, including whether it is feasible, and whether it is in the best interests of the holders of Claims. The Court also will receive and consider a Ballot report prepared by the Debtor concerning the votes for acceptance or rejection of the Plan by parties entitled to vote. Only holders of Allowed Claims that are impaired under the Plan will be allowed to vote to approve or reject the Plan.
THIS DISCLOSURE STATEMENT IS NOT THE PLAN. THIS DISCLOSURE STATEMENT, TOGETHER WITH THE PLAN, SHOULD BE READ COMPLETELY FOR THE CONVENIENCE OF PARTIES, THE PLAN IS SUMMARIZED IN THIS DISCLOSURE STATEMENT, BUT ALL SUMMARIES AND OTHER STATEMENTS REGARDING THE PLAN ARE QUALIFIED IN THEIR ENTIRETY BY THE PLAN ITSELF, WHICH IS CONTROLLING IN THE EVENT OF ANY INCONSISTENCY.
     The Court will hold a hearing on confirmation of the Plan. The date and time of the hearing will be fixed by order of the Court and will be noticed to Creditors and other parties
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

entitled to notice under the Bankruptcy Code and Rules after the Disclosure Statement is approved. The Confirmation hearing may be adjourned from time to time without further written notice.
     Information contained in this Disclosure Statement was obtained from knowledgeable personnel at the Debtor or from its records. Financial information developed for purposes of this Disclosure Statement was developed by personnel at the Debtor. Certain materials contained in this Disclosure Statement are taken directly from other, readily accessible documents and pleadings or are digests of other documents. While every effort was made to retain the meaning of such documents, you are urged to rely upon the contents of such documents only after a thorough review of the documents themselves. For example, all pleadings filed by the Debtor in the Case have been posted on counsel for the Debtor’s webpage at www.ffwplaw.com on the Cases page in the folder entitled Capital Corp of the West.
NO REPRESENTATIONS OR ASSURANCES CONCERNING THE DEBTOR, INCLUDING, WITHOUT LIMITATION, ITS OPERATIONS, THE VALUE OF ASSETS, OR THE FUTURE OF THE DEBTOR ARE AUTHORIZED BY THE DEBTOR OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.
THIS IS A SOLICITATION BY THE DEBTOR ONLY AND IT IS NOT A SOLICITATION BY THE DEBTOR’S ATTORNEYS OR ANY OTHER PROFESSIONALS EMPLOYED BY THE DEBTOR. THE REPRESENTATIONS MADE HEREIN ARE THOSE OF THE DEBTOR AND NOT OF THE DEBTOR’S ATTORNEYS OR ANY OTHER PROFESSIONAL.
REASONABLE EFFORTS HAVE BEEN MADE TO ACCURATELY PREPARE ALL UNAUDITED FINANCIAL STATEMENTS WHICH MAY BE CONTAINED IN THIS DISCLOSURE STATEMENT FROM THE INFORMATION AVAILABLE TO THE DEBTOR. HOWEVER, AS TO ALL SUCH FINANCIAL STATEMENTS, THE DEBTOR IS UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED THEREIN IS WITHOUT ERROR.
APPROVAL BY THE BANKRUPTCY COURT OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE CERTIFICATION BY THE COURT THAT THIS DISCLOSURE STATEMENT IS ERROR FREE.
     Unless this Disclosure Statement expressly stated otherwise, all terms defined in the Plan will have the same meaning when used in this Disclosure Statement. In addition, unless otherwise stated, terms defined in the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, or the Local Rules of the Court will have the same meanings when used in this
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

Disclosure Statement. Defined terms in this Disclosure Statement are solely for convenience; and the Debtor does not intend to change the definitions of those terms from the Plan or from the otherwise applicable sources. Furthermore, in the event of any inconsistency between the Plan and this Disclosure Statement, the Plan will control. Any exhibits filed and served in support of this Disclosure Statement are incorporated into and are a part of this Disclosure Statement. All references to the Bankruptcy Code are to the United Bankruptcy Code, 11 U.S.C. Sections 101 et seq.
     B. Voting Procedures
     If you are the holder of a Claim that is “impaired” under the Plan, it is important that you vote. In that regard, acceptances of the Plan are sought only from those holders of Claims whose Claims are “impaired” by the Plan and who are not deemed to have accepted or rejected the Plan. Specifically, acceptances are solicited only from those Creditors and parties in interest whose legal, equitable, or contractual rights are altered by the Plan or who will not receive under the Plan the full amounts of their Allowed Claims in cash on the Effective Date of the Plan or as soon thereafter as practicable. Holders of Claims which are not impaired under the Plan are deemed to have accepted the Plan. See Bankruptcy Code § 1126(f). Conversely, acceptances need not be solicited from the holder of Claims or Interests who will receive nothing under the Plan because they are deemed to have rejected the Plan. See Bankruptcy Code § 1126(g).
     In order for a Class of Claims to vote to accept the Plan, votes representing at least two-thirds in amount of all claims in that Class, and more than one-half in number in that Class must be cast accepting their treatment under the Plan. As more fully described below, the Debtor is seeking acceptances from holders of Allowed Claims in the following Classes (reserving the right to supplement as to any other impaired Class(es) of Claims, if any):

Class	Description	Status
Class 2	Secured Claims	Impaired — Entitled to Vote
Class 3	General Unsecured Claims	Impaired — Entitled to Vote
Class 4	Subordinated General Unsecured Claims	Impaired — Entitled to Vote
     The following Classes of Claims or Interests are not impaired under the Plan or are
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

otherwise prohibited by the Bankruptcy Code from voting on the Plan for the reason indicated:

Class	Description	Status
Unclassified	Administrative Claims	Unimpaired — Deemed to Accept
Unclassified	Professional Claims	Unimpaired — Deemed to Accept
Unclassified	Pre-Petition Tax Claims	Unimpaired — Deemed to Accept
Class 1A	Priority Employee Unsecured Claims	Unimpaired — Deemed to Accept
Class 1B	Other Priority Unsecured Claims	Unimpaired — Deemed to Accept
Class 5	Shareholders of the Debtor	Take Nothing — Deemed to Reject
     The specific treatment of each Class under the Plan is set forth in the Plan and merely is summarized in Article VI of this Disclosure Statement. Bankruptcy Code section 1129(b) provides that, if the Plan is rejected by one or more impaired Classes of Claims, the Plan nevertheless may be confirmed by the Bankruptcy Court, if: (i) the Bankruptcy Court determines that the Plan does not discriminate unfairly and is fair and equitable with respect to the rejecting Class(es) of Claims that are impaired under the Plan; and (ii) at least one Class of impaired Claims voted to accept the Plan. The Debtor seeks to confirm the Plan under the provisions of Bankruptcy Code section 1129(b) in the event that becomes necessary.
A VOTE FOR ACCEPTANCE OF THE PLAN BY THOSE HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE IS MOST IMPORTANT. THE DEBTOR RECOMMENDS THAT THE HOLDERS OF ALLOWED CLAIMS VOTE IN FAVOR OF THE PLAN.
     Unless otherwise expressly stated, portions of this Disclosure Statement describing the Debtor have not been subject to a certified audit, but have been prepared from the information compiled by the Debtor from the records maintained in the ordinary course of its business. Every effort has been made to be as accurate as possible in the preparation of this Disclosure Statement.
II. OVERVIEW OF THE PLAN
     A. General Structure of and Means for Implementation of the Plan
     The Plan is designed to complete the orderly liquidation of the Debtor’s business and assets, to the extent such liquidation is not already complete, and to distribute the proceeds consistent with the requirements of the Bankruptcy Code and orders of the Bankruptcy Court
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

previously entered in the Case, if any. On the Effective Date of the Plan or as soon thereafter as practicable, the Debtor through a Plan Administrator shall use cash on hand from the liquidation of assets to pay in full all unclassified Claims and all Allowed Claims in Classes 1A and 1B (Priority Claims), if any. The Debtor through a Plan Administrator, acting as a liquidating and distribution agent, shall continue to liquidate the assets of the Estate in a prudent and businesslike manner after the Effective Date. The Debtor through a Plan Administrator shall object to Claims as necessary to determine the validity and priority of all Claims. As funds become available that are not necessary to fund liquidation costs, the Debtor may make distributions to Claim holders with Allowed Claims in the order of priority set forth in the Plan, which follows the priority scheme set forth in and required by the Bankruptcy Code. The Debtor anticipates that the liquidation shall occur over the period of at least nine months to one year, unless a compromise agreement is reached among the creditors.
     For the protection of holders of Claims, the Post-Confirmation Debtor must obtain approval from the Creditors’ Committee in writing or Court approval for any sales or abandonment of assets or compromise of Claims that have a net effect on the creditors of over $50,000 and less than $250,000. Any transactions that have a net affect on the Estate of over $250,000 must be approved by the Court upon noticed motion under the provisions of the Bankruptcy Code, Rules and Local Rules. The Debtor is authorized under the Plan to retain Professional Persons to assist with the liquidation with Court approval. The Committee shall remain in existence Post-Confirmation, unless its current members decline to serve or as otherwise ordered by the Court. The projected liquidation expenses for the period August 31, 2009, to December 31, 2009, are attached to this Disclosure Statement as Exhibit 1. With these protections and notices to parties in interest, the Debtor believes that all parties’ interests will be adequately protected during the liquidation of the assets and allowance of Claims.
     Unless such task is otherwise assigned to the Creditors’ Committee in the Plan or Post-Confirmation by noticed motion, the Post-Confirmation Debtor also will review all filed Claims, and if necessary, object to those Claims as required by the Bankruptcy Code, Rules or Local Rules. Unless such task is otherwise assigned to the Creditors’ Committee in the Plan or Post-
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

Confirmation by noticed motion, the Post-Confirmation Debtor also will review all pre-Petition Date transactions to determine whether any are avoidable under the Bankruptcy Code as preferential, fraudulent or otherwise avoidable transfers that are appropriate to pursue. All parties who have received transfers from the Debtor, including without limitation those listed in the Debtor’s statement of financial affairs as recipients of transfers within two years of the Petition Date, are hereby disclosed as potential targets for the recovery of such transfers to the extent such transfers, or any other transfers, are avoidable under the Bankruptcy Code or other applicable law. When the Case is fully administered and the Post-Confirmation Debtor has no other duties under the Plan, the Plan will be completed. Nothing in the Plan affects the Post-Confirmation Debtor’s duties to comply with applicable non-bankruptcy law, if any, to wind up its affairs.
     B. Debtor’s Assets and Liabilities and Estimated Distribution To Creditors
     The following is a summary of the assets, likely valid claims, and projected (not guaranteed) recoveries for each Class of holders of Allowed Claims or Interests under the Plan:

	Estimated Range of Value
	Low	High

Assets
1. Estimated cash at projected Effective Date of approximately December 31, 2009	$6.1 million	$6.1 million
2. Estimated federal tax refunds available	$0	$10,056,000
3. Estimated California state tax refund proceeds available	$0	$2.3 million
4. Estimated insurance refunds available	$0	$100,000
5. Rabbi Trust cash	$0	$336,000
Total estimated range of values:	$6.1 million	$18.9 million
     The difference between the low and high estimates is accounted for by estimated federal tax refunds for 2008-09, potential tax credits from the Net Interest Deduction and Enterprise Zone review, and potential claims by the FDIC as to ownership of or claims against tax and insurance refunds. The 2008-09 federal tax refund claimed is approximately $10,056,000 and is expected to be received by early November 2009. The potential tax credits and deductions from the Net Interest Deduction and Enterprise Zone review are expected to generate a tax refund from the State of California for the years 2003-2007 in the approximate amount of $2.3 million. These
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

amounts are based on the best information available from the Debtor’s accountants and tax consultants at this time. However, the Debtor has not yet received the funds, so the actual recovery on the tax refunds is still uncertain. The potential tax credits and deductions are being audited by the State of California, which could affect the amount and timing of the claimed refund. Moreover, the FDIC asserts that some or all of the tax and insurance refunds are not property of the Debtor’s estate, but instead are property of the receivership of County Bank. The Debtor disputes this assertion and believes that all or a substantial part of all the tax and insurance refunds are property of the estate and that any interest the County Bank may have in the refunds is owned by the Debtor.
     The Debtor also has claims to certain property that is in a so-called “Rabbi Trust” in the form of cash and insurance policies, other miscellaneous prepaid expenses that may be refunded to the estate, and potential claims to its interest in the trusts that issued the Trust Preferred Securities to supplement the existing cash balance and tax refund claims. The cash and insurance policies that are the subject of the “Rabbi Trust” were set up to fund any liability of County Bank or the Debtor for non-qualified deferred compensation plans and executive salary continuation plans. The trust document specifically says that the assets of the trust are owned by the “Company,” defined as both County Bank and the Debtor, and are subject to the claims of the “Company’s” creditors in the event of insolvency. The trust document also specifically says that no beneficiary of the trust shall have a preferred claim on, or any beneficial interest in, any assets of the trust. Based on the language of the trust document, the Debtor contends that the funds in the “Rabbi Trust” are property of the estate and are available to fund the payment of all Allowed Claims. However, the FDIC may take the position that some or all of the assets of the “Rabbi Trust” are property of County Bank and therefore property of the receivership and not available for payment of the Debtor’s creditors. The Debtor has segregated all funds received from the assets of the “Rabbi Trust” pending resolution of any Claims to the funds.
     The Debtor does not believe that it has any Avoidance Actions against any party worth pursuing, but nonetheless preserves the right to pursue any and all Avoidance Actions under the Plan. Further, the Debtor does not believe that it has any Other Causes of Action against any
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

party worth pursuing, but nonetheless preserves the right to pursue any and all Other Causes of Action under the Plan.
     The following chart shows the estimated amount of claims by category according to the Debtor’s records. This chart only is the Debtor’s position and best estimate of claims and does not contain all filed claims.
Estimated Amounts of Potentially Valid Claims According to the Debtor

1. Secured	$0
2. Priority unsecured	$642
3. Unsecured Trust Preferred Securities	$61,519,899
4. Unsecured General Creditor Claims	$18,526
5. Salary Continuation	$900,780
6. Severance	$250,000
7. Bay View Selling Shareholders	$1,504,020
8. Deferred Compensation	$729,073

Total	$64,922,940

     In the Debtor’s opinion, based on legal analysis performed prior to and subsequent to the Petition Date, the above chart lists the approximate amount of the valid Claims against the estate. Claims in different amounts and claiming different priorities have been filed in the case, including claims by certain former officers and directors for priority wage and benefit claims under sections 507(a)(4) and (5) of the Bankruptcy Code.
     In the Debtor’s opinion, the Trust Preferred Securities agreed to subordinate their Claims to the Claims of the Bay View Selling Shareholders. If the Debtor’s view is correct, and based on an available distribution amount of approximately $18.9 million (which assumes all projected tax and insurance refunds are collected and are property of the estate), the estimated distribution percentages would be approximately 27.48% for the Trust Preferred Securities, 100% for the Bay View Selling Shareholders and approximately 29.21% for all other general unsecured creditors. See Exhibit 2 to this Disclosure Statement (Base Case I-A) for a chart showing this scenario.1 If

[1]	The subordination of the Claims of the Trust Preferred Securities to the Bay View Selling Shareholders is accomplished by calculating the pro rata share of the available distribution amount to each category of general unsecured claims and reducing the funds to be distributed on the Claims of the Trust Preferred Securities by an amount necessary to increase the funds to be distributed on the Claims of the Bay View Selling Shareholders until such claims are paid in full. This calculation does not affect any other creditors.
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

the available distribution amount is $6.1 million (which assumes no further tax or insurance refunds are collected by the estate), then the estimated distribution percentages would be approximately 7.13% for the Trust Preferred Securities, 100% for the Bay View Selling Shareholders and approximately 9.35% for all other general unsecured creditors. See Exhibit 3 to this Disclosure Statement (Base Case I-B) for a chart showing this scenario.
     Due to an inconsistency in the deferred compensation agreements, there is an argument that could be made that the Deferred Compensation Claims are subordinated to all other general unsecured creditors. The Debtor does not believe that a Court would find that the Deferred Compensation Claims are subordinated, but in the event a Court does so conclude the distribution analysis changes slightly. If the available distribution amount is approximately $18.9 million (which assumes all projected tax and insurance refunds are collected and property of the estate) and the Deferred Compensation Claims are subordinated to all other general unsecured claims, the estimated distribution percentages would be approximately 27.82% for the Trust Preferred Securities, 100% for the Bay View Selling Shareholders and approximately 29.55% for all other general unsecured creditors. See Exhibit 4 to this Disclosure Statement (Base Case II-A) for a chart showing this scenario. If the available distribution amount is $6.1 million (which assumes no further tax refunds are collected by the estate) and the Deferred Compensation Claims are subordinated to all other general unsecured claims, then the estimated distribution percentages would be approximately 7.24% for the Trust Preferred Securities, 100% for the Bay View Selling Shareholders and approximately 9.46% for all other general unsecured creditors. See Exhibit 5 to this Disclosure Statement (Base Case II-B) for a chart showing this scenario.
     In the Debtor’s view, a substantial amount of the Salary Continuation and Severance obligations are not valid claims. The Debtor’s position is based on the fact that the agreements governing such obligations state that the Debtor’s obligations terminate upon the receivership of County Bank, that certain of the payments would be prohibited by the restrictions on golden parachute payments under 12 CFR Part 359, that certain of the agreements require a change in control to trigger the payments, and that certain agreements require FDIC and Federal Reserve Board consent which has not been received despite pre-petition requests. Such claims could add
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

an additional $8.9 million to the total amount of general unsecured claims and affect the analysis set forth herein.
     To the best of the Debtor’s ability to estimate, if all the Salary Continuation and Severance obligations are in fact valid claims and the available distribution amount is $18.9 million, then the estimated distribution percentages would be approximately 23.29% for the Trust Preferred Securities, 100% for the Bay View Selling Shareholders and approximately 25.12% for all other general unsecured creditors. See Exhibit 6 to this Disclosure Statement (Base Case III-A) for a chart showing this scenario. To the best of the Debtor’s ability to estimate, if all such claims are in fact valid claims and the available distribution amount is $6.1 million, then the estimated distribution percentages would be approximately 5.79% for the Trust Preferred Securities, 100% for the Bay View Selling Shareholders and approximately 8.04% for all other general unsecured creditors. See Exhibit 7 to this Disclosure Statement (Base Case III-B) for a chart showing this scenario.
     In the Debtor’s view, the FDIC does not have a claim against the estate. However, the Debtor does not know if the FDIC will file a claim against the estate and/or assert any priority claim under section 507(a)(9) of the Bankruptcy Code. The deadline for the FDIC to file a claim is November 9, 2009. The FDIC has stated that its losses from the receivership of County Bank total approximately $135 million. Prior to the Petition Date, the FDIC also has stated that it is entitled to some of the tax refunds. The FDIC may claim that all or a portion of the “Rabbi Trust” assets are part of the receivership and not property of the estate. Section 507(a)(9) of the Bankruptcy Code provides that an allowed unsecured claim based upon any commitment by the debtor to a Federal depository institutions regulatory agency (or predecessor to such agency) to maintain the capital of an insured depository institution is entitled to ninth priority. The Debtor did not sign a guaranty to maintain the capital of County Bank, so the Debtor does not believe it has any such liability. See In re Imperial Credit Industries, 527 F.3d 959 (9th Cir. 2008). In the event the FDIC has a valid Claim in the amount of its losses from the receivership of County Bank, the distribution to other creditors could be zero or otherwise substantially diminished. The Plan provides that the Plan Administrator may object to any such claim filed by the FDIC, which
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

objection the Debtor believes is likely to be upheld.
     The FDIC has contacted the Debtor’s and County Bank’s insurance companies and made purported “claims” against three policies for actions or failures to act on behalf of bank directors and officers alleging losses of $135 million. The two primary policies have limits of $12.5 million each and the umbrella coverage has a limit of $1 million. The policies have deductibles ranging from $0 to $250,000. To the extent any directors or officers of the Debtor incur liability they are likely to have claims against the Debtor for indemnification. While such claims have been filed in unliquidated amounts, the Debtor is unable to predict whether such claims will need to be paid and how that might affect the projected distributions.
     The primary assumptions made in formulating the estimates in the above charts are as follows: (a) the claim amounts are based on the Debtor’s estimation of the likely outcome of valid claims and a legal analysis performed to determine the validity and priority of claims; (b) the amounts are the best estimates available, however, the amounts due as of the Petition Date for the Trust Preferred Securities interest and certain Salary Continuation obligations remain in the process of refinement and confirmation; (c) the high cash balance includes amounts estimated from anticipated tax and insurance refunds; (d) no trustee is appointed and the Case is not converted to chapter 7; (e) the list of assets is a general description of the major asset categories and nothing herein limits the potential assets of the estate in any way; and (f) the Debtor may have other assets, including without limitation, net operating losses and causes of action the value of which is uncertain at this time. The Plan does not guarantee any specific amount of recovery to creditors.
     The Debtor has outstanding approximately 10,805,000 shares of common stock, no par value, held by approximately 1,700 shareholders. Because there are insufficient funds to pay all Claims in full, shareholders’ interests in the Debtor are cancelled by the Plan and they will not receive a distribution. The most current financial information can be obtained by reviewing the Debtor’s latest monthly operating reports filed with the Court and posted on Debtor’s counsel’s website.
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First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

III. HISTORY OF CAPITAL CORP OF THE WEST
     A. Description of the Debtor’s Business
     The Debtor is a bank holding company incorporated under the laws of the State of California on April 26, 1995. The Debtor has three subsidiaries. One is a wholly-owned inactive non-bank subsidiary, Capital West Group (“CWG”). The Debtor also had one wholly-owned bank subsidiary, County Bank (the “Bank”), which was seized by regulators as will be described below. Finally, the Debtor also owned all the stock of Bay View Funding (“BVF”).
     At the time County Bank was placed into receivership by its state and federal regulators, the Bank had three wholly-owned subsidiaries, Merced Area Investment & Development, Inc. (“MAID”) a real estate company, County Asset Advisors (“CAA”) and 1977 Services Corporation, which was formed in 2007 to hold a foreclosed real estate construction project in Rocklin, California. County Investment Trust (“REIT”), a former subsidiary of the Bank, was liquidated in 2006. CAA is currently inactive, and MAID had limited operations serving as the owner of certain bank properties.
     The Debtor also has an interest in County Statutory Trust I, County Statutory Trust II, County Statutory Trust III, and County Statutory Trust IV, which are all trust subsidiaries established to facilitate the issuance of trust preferred securities. On November 1, 1995, the Company became registered as a bank holding company and is the holder of all of the capital stock of the Bank. The Debtor’s primary asset and source of income was the Bank. On October 5, 2007, the Debtor acquired Bay View Funding (“BVF”), a factoring business headquartered in San Mateo, California. On November 2, 2007, the Bank acquired eleven California branches of National Bank of Arizona dba The Stockmen’s Bank of California. As of December 31, 2008, the Company had outstanding approximately 10,805,000 shares of common stock, no par value, held by approximately 1,700 shareholders. There were no preferred shares outstanding at December 31, 2008.
     The Bank was organized on August 1, 1977, as County Bank of Merced, a California state banking corporation. The Bank commenced operations in 1977. In November 1992, the Bank changed its legal name to County Bank. The Bank’s deposits were insured by the Federal
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

Deposit Insurance Corporation (“FDIC”) up to applicable limits. The Bank was a member of the Federal Reserve System and a member of the Federal Home Loan Bank.
     Through County Statutory Trust I, County Statutory Trust II, County Statutory Trust III, and County Statutory Trust IV, the Company issued four series of trust preferred securities. The transactions closed on the following dates and in the following amounts.

Date	Amount
February 22, 2001	6,186,000
December 17, 2003	10,310,000
June 23, 2006	15,464,000
October 31, 2007	25,774,000

Total	57,734,000

     The Company also invested 3% of the above amounts, or approximately $1,700,000, in equity interests in the four trusts. Trust preferred securities are a capital-raising vehicle. In a trust preferred transaction, a bank holding company forms a business trust, invests capital as common equity of the trust equal to 3% of the expected capital raised and issues a debenture to the trust in return for the proceeds of the issuance of trust preferred securities by the trust. The trust, or more often a pool of trusts in which other community institutions also participate, issues the securities to investors, generally other banks and institutional investors. Federal bank regulators have authorized banks and holding companies to treat these securities as tier 1 capital for bank regulatory purposes, on which the Internal Revenue Code permits the interest component of payment to be deducted as interest expense for federal income tax purposes. Interest payments are due quarterly (semi-annually in the case of County Trust I) and the principal amount must be repaid or redeemed within 30 years. Companies are permitted to defer interest payments for up to 20 quarters, and accordingly the Company elected to begin to defer interest in March of 2008. Holders can accelerate the maturity in case of an event of default. A voluntary bankruptcy filing is an event of default permitting the trustee to accelerate the obligation to repay the amount of the investment. The trustees of the trusts on behalf of holders of the trust preferred securities are the Debtor’s largest creditors.
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

     The Debtor’s net income for 2004-2006 was as follows:

2004	$12,243,000
2005	$18,004,000
2006	$22,600,000
     The Debtor’s net income for the first three quarters of 2007 was $10,614,000. Its shareholders’ equity at September 30, 2007, was $156,104,000. In the fourth quarter of 2007, the effects of what became the subprime mortgage crisis and broader recession started to be felt, as real properties started to decline in value and businesses dependent on real estate values started to suffer.
     In February 2008, in the course of the year-end review and audit of its financial statements for the year ended December 31, 2007, and discussions with the California Department of Financial Institutions, its state regulator, and the Federal Reserve Bank of San Francisco, its primary federal bank regulator, the Company determined that its Bank’s loan portfolio had suffered substantial deterioration and a large increase in its allowance for loan losses was required. Although the Bank made no “subprime mortgages,” it had made substantial loans to developers for acquisition, development and construction of residential homes and condominiums throughout California’s Central Valley. Overbuilding and an increase in foreclosures in the market resulted in rapidly declining real property values. The increases in the Bank’s allowance for those losses were the result of the increase in nonperforming loans and other nonperforming assets. The increase in nonperforming loans was primarily attributable to delinquencies in real estate construction and commercial real estate loans resulting from sharply declining real estate values, inadequate demand for new residential units and the unavailability of mortgage financing.
     The decline in the Bank loan collateral values resulted from construction of residential real estate in excess of sustainable demand and sharply lower appraised values for real estate collateral. The excess supply of homes depressed market values for homes and land under development. For the first time in recent years, home builders were unable to sell completed homes at prices sufficient to recover their costs (or in some cases at any price). Appraised values plummeted sharply when a major local developer executed certain year-end 2007 sales
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

transactions for newly constructed residential units and land under development in the Bank’s market area at discounts of approximately 50% from previous sales prices. Because so few sales were taking place, sales at these deeply discounted prices became the comparable sales on which nearly all appraisers of residential real estate in the market area had to rely. Because sales were so limited, borrowers received no sales proceeds from which to repay their loans as they came due and they were unable to obtain refinancing from other sources. Some borrowers were able to make partial principal payments from other sources or to provide additional collateral, but many were unable to do either. As a result builders and developers became delinquent on their loans made by the Bank to finance this construction. Increasing foreclosures against homes in the Bank’s market area further increased the supply of homes and further depressed real estate market values.
     In connection with these events, the Debtor disclosed in its Annual Report on Form 10 K filed on April 2, 2008, the following:
The Company and County Bank expect to enter into a formal agreement with the Federal Reserve Bank of San Francisco and the California Department of Financial Institutions, as County Bank’s primary federal and state bank regulators. Although the specific terms of the anticipated agreement have not yet been determined, the Company believes that the agreement will include restrictions and requirements with respect to the Bank’s capital levels, asset quality, management, earnings, liquidity and sensitivity to market risks. The Company has announced the suspension of common stock dividends through the end of 2008 as a measure to conserve capital. The Company has also announced the formation of a Regulatory Oversight Committee (ROC) composed of three outside directors. The committee includes independent directors Michael Graves, Audit Committee Chair, and Jerry Callister, Chairman of the Board. The ROC will be chaired by Director Donald T. Briggs, Jr. The Oversight Committee has been given authority by the Company’s board to oversee all of the Company’s operations.
     At the same time it filed its Form 10-K on April 2, 2008, the Debtor issued a press release summarizing results of operations for the fourth quarter of 2007 and the year ended December 31, 2007. The press release included the following:
The Company reported a net after-tax loss of $3.6 million for the year ended December 31, 2007, compared to a net income of $22.6 million for the year ended December 31, 2006. It also reported a net after-tax loss of $14.2 million for the fourth quarter of 2007, compared to a net income of $5.2 million for the fourth quarter of 2006. In the Form 12b-25 filing, the Company had estimated its loss at $4 million for the year and $15 million for the fourth quarter.
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

The quarterly loss is attributed primarily to a preliminary provision for loan losses of approximately $25.2 million. The provision for loan losses for all of 2007 was $29.8 million, compared with $400,000 for 2006. The largest factor contributing to the increased provision was the rapid decline in real estate values in California’s Central Valley in fourth quarter 2007, which includes the Company’s primary service area in Merced County. Non-accrual loans as of December 31, 2007 were $53.6 million.
The Company’s pre-tax loss for 2007 was $11.4 million. This figure includes — in addition to the $29.8 million pre-tax loan loss provision discussed above — a $1.4 million impairment related to a 1995 acquisition as a result of the Company’s annual fourth quarter assessment of goodwill and a $1 million fourth quarter impairment of an agency preferred security; due to then-current market conditions and an assessment of the issuer.
     Also in connection with preparation of its Form 10-K, the Debtor determined that it had material weaknesses in its credit and accounting functions that contributed to its need to make such a large provision to its allowance for loan losses. In response to this determination, the Debtor took the following steps as announced in its SEC filings to address those weaknesses:
•	Engaging independent credit specialists to evaluate a substantial portion of the commercial, real estate and construction loan portfolios;

•	Ensuring via review by qualified senior management that management’s assessment of loans requiring impairment analysis in accordance with SFAS 114 is supported by comprehensive documentation;

•	Training of lending and credit personnel to ensure that loans are appropriately classified and that problem loans are identified and communicated to Credit Administration on a timely basis;

•	Putting a process in place to involve the Accounting department in the preparation and review of comprehensive documentation developed by Credit Administration to support the loan loss provisioning and the adequacy of the Allowance for Loan Losses;

•	Hiring of additional accounting and credit personnel to ensure that personnel with adequate experience, skills and knowledge particularly in relation to complex or non-routine transactions are directly involved in the review and accounting evaluation of such transactions;

•	Documenting of processes and procedures, along with appropriate training, to ensure that the accounting policies conform to GAAP and are consistently applied prospectively; and

•	Ensuring through appropriate review by senior level personnel that management’s analysis of the appropriate accounting treatment for Affordable Housing Partnership investments is supported by comprehensive documentation.
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

     On May 19, 2008, the Debtor announced first quarter 2008 net income of $2.3 million. Continuing the effort to review the Bank’s portfolio more closely, the Debtor expanded its internal credit review process during the first quarter of 2008 to include a credit review of all construction loans and all land loans in excess of $250,000, resulting in additional loans being placed on non-accrual status while other loans were removed from non-accrual status.
     On July 17, 2008, the Debtor entered into a written agreement with the Federal Reserve Bank of San Francisco related to its regulatory problems. The Debtor disclosed this agreement and its effect in a current report on Form 8-K filed on July 23, 2008. That report disclosed the following:
Consistent with the Company’s prior disclosures in its Form 10-K for the year ended December 31, 2007, the related press release and Form 10-Q for the first quarter of 2008, the Company and its subsidiary County Bank entered into a formal agreement with the Federal Reserve Bank of San Francisco to address regulatory concerns. Under the agreement, the Company and the Bank agree to take appropriate steps to improve board oversight and management; strengthen risk management practices; improve credit and loan administration policies and procedures; improve asset quality; maintain an adequate allowance for loan losses; submit a capital plan for achieving and maintaining acceptable capital levels; suspend cash dividends and payments on trust preferred securities without regulatory approval; not incur any new material debt or repurchase or redeem capital stock; submit an earnings plan and budget; submit an acceptable plan for liquidity and cash management; constitute a Compliance Committee to monitor and coordinate compliance with the agreement; and submit progress reports on a regular basis. A copy of the agreement is attached as an exhibit to this report.
The Company and Bank established a Regulatory Oversight Committee (“ROC”) on March 19, 2008. The ROC together with the full board and management have been taking and continue to take steps to address all of these concerns since that date. The ROC will continue to function as the Compliance Committee required by the agreement. The Company and Bank believe they have made substantial progress on all of the matters covered by the agreement and are devoting substantial efforts to continue that progress. As previously disclosed, the Company has engaged an investment banking firm to advise and assist it in raising capital as required.
The Company and Bank expect that the California Department of Financial Institutions may require them to enter into a separate agreement addressing similar concerns. The Company and Bank believe that the corrective measures undertaken to date and referred to above will be equally responsive to concerns of the Department.
     The Bank subsequently entered into an agreement of similar effect with the California Department of Financial Institutions, but the California Department of Financial Institutions ordered that its terms must remain confidential.
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

     The Debtor’s then chief executive officer, Thomas T. Hawker, had been scheduled to retire in January 2009, but announced his intent to retire early, as soon as the Debtor could engage a new chief executive in order to afford the Debtor the benefit of new leadership. On July 29, 2008, the Debtor announced the appointment of Richard Cupp as its president and chief executive officer, subject to his required approval or non-objection by the Federal Reserve Bank of San Francisco. Mr. Cupp joined the Debtor immediately as a consultant pending consideration of his appointment by the FRB. The FRB granted its approval on August 15, 2008. Mr. Cupp has over 40 years of experience in the financial services industry, having held leadership roles within financial institutions of all sizes and regulatory charters. For the prior 13 years, he had served as Chief Executive Officer of several independent commercial and savings banks and was responsible for significant improvements in operations, asset quality, regulatory and investor relations, earnings and shareholder valuation.
     On November 17, 2008, the Debtor announced a third quarter net loss of $54.6 million. Third quarter results were negatively impacted by significant non-cash charges corresponding to a goodwill impairment of $23.5 million and an increase in the deferred tax valuation allowance of $25.3 million. In addition to the non-cash charges, the Debtor also recorded a loan loss provision of $11.5 million in the third quarter of 2008. Excluding the goodwill impairment and deferred tax valuation allowance non-cash charges, the Debtor would have reported a third quarter net loss of $5.8 million.
On January 30, 2009, the Debtor announced the following:
Capital Corp of the West (the “Company”) determined, on a preliminary basis, that it would be required to make a provision for loan losses of approximately $28.5 million in the fourth quarter of 2008, compared with a provision of $11.5 million for the third quarter of 2008. The fourth quarter provision is attributable to continued declines in the appraised values of real property collateral securing loans in the Company’s portfolio, a deteriorating economic environment, downgrades in internal risk ratings, an increase in nonperforming loans and portfolio reviews by third parties including state and federal regulators. Absent further adjustment, the estimated cumulative provision for loan losses for the year ended December 31, 2008, will be approximately $55.4 million.
Additionally, County Bank (the “Bank”) filed its fourth quarter Call Report today with banking authorities. According to the Call Report, preliminary results of operations for 2008 reflect a loss for the year of approximately $96 million, compared to a loss of $2.7 million for 2007. For the fourth quarter of 2008, the
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

Bank incurred a loss of approximately $35.1 million, compared to a loss of $14.3 million for the fourth quarter of 2007. The provision for loan losses in 2008 was $55.4 million, compared to $29.8 million in 2007. Total nonperforming loans at December 31, 2008 were approximately $109 million, or 9% of total loans, compared to $54 million, or 3.6% of total loans at December 31, 2007. The allowance for loan losses at December 31, 2008, was approximately $38.2 million or 3.1% of total loans, compared to $35.8 million, or 2.4% of total loans at December 31, 2007.
As a result of the provision and subject to completion of its year-end review, the Company expects that the Bank’s capital ratios at year end will fall into the “undercapitalized” category under federal capital guidelines. The Bank believes that it needs to raise approximately $75,000,000 in new capital in the near future in order to be capitalized at acceptable levels. The Bank will convert $20,000,000 of tier 2 capital (in the form of a subordinated note) to tier 1 capital upon the Company’s contribution of the note to the Bank. If this adjustment had been effective at December 31, 2008, the Bank’s tier 1 risk-based capital ratio and its leverage ratio would have been in the adequately capitalized category, but its total risk-based capital ratio would have been approximately 6.53%, which is in the undercapitalized range, and the Bank would still be classified as undercapitalized. Except for this adjustment, neither the Company nor the Bank has any investment or sale proposal under active consideration that is likely to result in a successful recapitalization.
As a result of its failure to improve its capital position, the Bank is not in compliance with regulatory agreements requiring additional capital. As previously reported, uncertainty regarding the Company’s ability to obtain additional capital raises substantial doubt about the Company’s ability to continue as a going concern. As a result of the Bank’s cumulative losses, capital position and noncompliance with its regulatory agreements, the Bank’s state and federal banking regulators may take further significant regulatory action.
The FDIC’s general deposit insurance rules raised deposit insurance coverage to $250,000 per depositor (with separate coverage for joint accounts) per insured institution through December 31, 2009. In addition, under the Transaction Account Guarantee Program, the FDIC provides full coverage for (i) non-interest bearing transaction deposit accounts, including all personal and business checking deposit accounts, (ii) NOW accounts earning interest rates of 50 basis points or less and (iii) all attorney client trust accounts through December 31, 2009.
     On February 6, 2009, the DFI took possession of and closed the Bank under provisions of the California Financial Code. In the Debtor’s opinion, the seizure was the result primarily of the Bank’s decline in capital to levels considered unsafe and unsound under state and federal banking laws and the decline in the Bank’s liquidity, or cash available to meet deposit withdrawals, make loans and otherwise satisfy the cash needs of bank operations. The DFI appointed the FDIC as receiver of the Bank. The FDIC transferred certain of the Bank’s deposits and assets to Westamerica Bank and guaranteed the transferee against certain losses it might incur on transferred assets. The Debtor is unlikely to receive any proceeds as a result of this disposition of
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

the Bank and the stock of the Bank appears to be worthless. The FDIC has indicated in writing that “it is unlikely that any funds will be available for distribution” to the Debtor as the shareholder of the Bank.
     B. Capital
     Federal banking law includes guidelines for capital adequacy for a bank holding company, with ranges identified as “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized,” and “critically undercapitalized.” At each level below “well capitalized,” an institution becomes subject to additional regulatory sanctions and restrictions on activities, payment of dividends, pricing or acceptance of certain deposits, additional reporting requirements and the like. Bank regulators have broad discretion in imposing sanctions and restrictions. The most severe sanctions include termination of FDIC deposit insurance, receivership and imposition of civil money penalties.
     The Debtor remained “well capitalized” at least until June 30, 2008. The Bank remained “well capitalized” until December 31, 2007, when its capital ratios fell to within the “adequately capitalized” range. At December 31, 2008, the Bank’s capital ratios fell further into the “undercapitalized” range.
     The most important requirement of the supervisory agreements in the Debtor’s opinion was the requirement that the Debtor adopt a capital plan and raise additional capital.
     In April 2008, the Debtor engaged Keefe Bruyette & Woods, Inc. (“KBW”), a prominent investment firm in the banking industry, to assist it in raising capital or finding a possible merger partner. The Debtor retained KBW in this capacity until January 2009. The Debtor prepared extensive due diligence materials to be made available to interested parties through KBW. During this period, several potential investors entered into confidentiality agreements in order to have access to the Debtor’s due diligence materials, but the Debtor never reached an agreement for an investment with any of them. The Debtor’s stock price was falling during this period from $19.87 in January 2008 to approximately $0.01 to $0.02. The Debtor’s stock was suspended and then delisted from trading on NASDAQ in February and March of 2009 and it now trades in the over-the-counter market with prices quoted in the “pink sheets.”
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

     Commencing in May 2008, members of the board of directors and management also sought potential investors independent of KBW’s efforts. Unfortunately none was successful in identifying an investor willing to commit to a capital investment.
     It was the view of management, the Board and the Debtor’s advisors that the difficulty in raising new capital was in part a result of the financial market’s instability and the government’s ongoing actions to resolve this crisis, including new regulatory guidelines and programs regarding capital, including TARP (briefly described below). Many other industries beyond the banking and financial services sectors were showing signs of significant financial strain as well, further complicating the financial market’s recovery.
     In November 2008, the Debtor also made an application to participate in the U.S. Department of Treasury’s Troubled Asset Relief Program (“TARP”) Capital Purchase Program, under which Treasury invests capital in banking companies in exchange for preferred stock and warrants. The Treasury Department did not act on the Debtor’s application, so the Debtor has not received any of the $700 billion in funds appropriated for the “bailout.” After the seizure of the Bank, the Debtor is no longer eligible for TARP funds.
     C. Bay View Funding
     The Debtor purchased BVF in October 2007. The total purchase price was approximately $13,800,000. Of this amount, approximately 85% was paid at the time of acquisition. Of the balance of approximately $2,100,000, approximately one-third ($735,000) was paid in October 2008 and the remaining two-thirds ($1,394,000) becomes payable in October 2009.
     BVF was a factoring company. It purchased receivables from businesses at a discount and collected the receivables. Historically, the receivables were outstanding an average of 22 days. At historical collection levels, this activity produced a return of 36% to 38% per annum on average outstanding balances.
     BVF required approximately $20,000,000 in funding to operate efficiently. Its own resources always were substantially less than that. Instead, BVF utilized a credit facility. At the time that it was acquired by the Debtor, Wells Fargo Foothill, an affiliate of Wells Fargo Bank, provided BVF with its credit facility. From the time of the Debtor’s acquisition until the seizure
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

of County Bank, County Bank provided this facility. Under the facility, the Bank acquired the receivables for its account and BVF earned fees for originating and collecting the receivables and providing services to the customers. Because of the current recession, confidence in small businesses that are the typical customers of a factoring business is low, so the market for the factoring business is depressed. The value of BVF was dependent in large part on the relationships that its principals had with businesses that require factoring services.
     Following the closure of the Bank, the Debtor solicited bids for BVF over a six-week period from persons and entities known to be active in the factoring business and made due diligence information available during that time. The Debtor ultimately requested proposals, in the form of letters of intent, from three interested parties. The Debtor selected the purchaser’s proposal because it represented the highest firm price and was considered the most likely to be consummated.
     On April 3, 2009, the Debtor, BVF and BVF’s subsidiary CSNK Working Capital Finance Corp entered into an Asset Purchase Agreement for the sale of the factoring business conducted by BVF to BVF/CSNK Acquisition Corp Under the Asset Purchase Agreement, BVF and CSNK Working Capital Finance Corp sold to the buyer all their interest in factored receivables then held by the seller (approximately $16,000,000), equipment, contract rights, customer deposits, ownership of CSNK Working Capital Finance Corp, rights to the “Bay View Funding” name and related trade name rights, goodwill and related assets, subject to certain exceptions. The Debtor received approximately $5.6 million in net proceeds representing the purchase premium, equipment, prepaid expenses and other assets including cash previously deployed as working capital in the factoring business. The balance of the purchase price was applied to repay the outstanding financing against the factored receivables.
     Principals of the purchaser include Ed Sondker and Vince Narez. Mr. Sondker is a managing director of Genesis Financial Consultants of Leawood, Kansas. Mr. Sondker was a minority shareholder of BVF when it sold the factoring business to the Debtor in 2007. Mr. Narez has entered into an employment relationship with the purchaser and will be an executive in the factoring business under the new ownership. Mr. Narez was the president and controlling
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

shareholder of BVF when it sold the factoring business to the Debtor in 2007. He continued as president of BVF during its ownership by the Debtor. Given the sale of the assets of BVF, the Debtor does not believe that its stock in BVF has any value.
     D. F&M Stock
     The Debtor’s other principal non-cash asset was 4,731 shares of common stock of Farmers and Merchants Bancorp (“F&M”) of Lodi. The F&M stock symbol is FMCB.OB and the stock trades over-the-counter on the “pink sheets.” Taking into account the depressed market for stock of financial institutions, the Debtor believed it had a value of approximately $ 1,600,000. F&M stock is not actively traded.
     Since February 6, 2009, the Debtor negotiated the sale of these shares for the following prices net of commissions:

Number sold	Price	Net proceeds
2,500	363.50	907,495
670	362.50	218,755
850	340.00	(est.) 289,000
711	340.00	(est.) 241,740
4,731		$1,656,990
     E. Intercompany Transactions
     The operations of the Debtor and the Bank were closely connected. During normal operations, the Debtor and the Bank allocated operating expenses between them in a manner management considered equitable. To management’s knowledge, the method of allocation was not a regulatory concern. Management of the Debtor made a good faith effort to fairly allocate assets, liabilities and expenses owned or incurred by the Debtor and the Bank.
     The Debtor held a subordinated note for $20,000,000 issued by the Bank for cash invested by the Debtor in the Bank in December 2007. Immediately prior to the seizure of the Bank, in an effort to enhance the capital structure of the Bank, the Debtor contributed this note to the Bank. As a result, $20,000,000 of the Bank’s tier 2 capital became tier 1 capital, which is the form of
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

capital preferred by bank regulators. At the same time, to further bolster the Bank’s capital, the Debtor repaid to the Bank $871,570 in cash that the Bank had paid to the Company in interest on the subordinated note during 2008.
     To properly align the functions of the Bank and the Debtor, the Debtor also contributed to the Bank certain fixed assets, such as computers, other equipment, furniture, fixtures and leasehold improvements that were owned by the Debtor but used by the Bank in normal operations. The book value of these contributed assets was $1,027,823 net of certain capitalized lease obligations.
     The Debtor contributed to the Bank $1,513,805 in unpaid liabilities at December 31, 2008, that the Debtor had charged to the Bank in 2008 but had not yet paid at year-end. The Debtor contributed another $55,125 to the Bank for Debtor expenses paid by the Bank in January 2009.
     The Debtor had on its books prepaid costs of $1,922,606 at December 31, 2008. These costs have not been charged to the Bank. The Debtor reviewed these costs in detail and excluded all costs associated with insurance (such as D & O, Liability, etc.) even though a meaningful portion of these costs has historically been allocated to the Bank. The Debtor has similarly treated all Bank legal costs during 2008 as Debtor costs despite the fact that a meaningful portion of these would normally be charged to the Bank. Accordingly, management reduced the prepaid cost to $1,150,231 which represents the Debtor’s best estimate of costs singularly related to the Bank. Funds contributed by the Debtor to the Bank were reduced by this amount, as the Bank had the benefit of these prepaid costs.
     F. Purpose of the Chapter 11 Filing
     The bankruptcy filing was necessary for an orderly allocation of the Debtor’s assets among its creditors, including the resolution of disputed claims and determination of priority of trust preferred securities and other claims.
     The Debtor remains a public company registered with the SEC under the Securities Exchange Act of 1934 and retains its obligation to file reports in accordance with that law and regulations promulgated under it. Because of the Debtor’s limited resources and lack of access to historic information, all of which are maintained on information systems belonging to the Bank,
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

the Debtor’s filings will most likely be limited to current reports on Form 8-K to report filings and developments in this proceeding. The Debtor has filed reports with the SEC indicating its intention to continue with limited reporting.
     As of the Petition Date, the Debtor’s board of directors remained substantially intact. The current directors are Jerry E. Callister, Richard A. Cupp, Dorothy L. Bizzini, David X. Bonnar, John D. Fawcett, Curtis R. Grant, and Curtis A. Riggs. Background information on the Debtor’s directors can be obtained from the Debtor’s most recent proxy statement filed with the Securities and Exchange Commission.
     Richard A. Cupp, CEO, and David A. Heaberlin, CFO, continued as officers of the Debtor during the bankruptcy proceedings. The Debtor has no other employees.
IV. SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE
     The following constitutes a brief, general discussion of certain significant events during the chapter 11 cases prior to the filing of this disclosure statement. All of the pleadings filed by the Debtor in the Case are posted in pdf format on counsel for the Debtor’s webpage at www.ffwplaw.com under “Cases” and in the Capital Corp of the West folder.
     A. “First Day” Motions
     As soon as practicable after the filing of the petition, the Debtor filed several “first day” motions. These motions included a motion to limit notice to those parties who requested notice and a motion to approve the assumption of employment contracts with the Debtor’s only two officers and employees. Both of these motions were granted.
     B. Formation of Creditors’ Committee
     The Office of the United States Trustee (“U.S. Trustee”) solicited the 20 largest creditors for participation on the Official Committee of Unsecured Creditors (“Committee”). As of the date of this Disclosure Statement, the following parties are members of the Committee: Thomas T. Hawker, 2954 Greenfield Drive, Merced, California 95340; U.S. Bank National Association, Trustee, One Federal Street, 3rd Floor, Boston, MA 02110, Attn. Robert Butzier; Wilmington Trust Company as Trustee, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-1615, Attn. David Vanaskey.
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

     C. Retention of Professionals
     The Debtor retained Felderstein Fitzgerald Willoughby & Pascuzzi LLP (“FFWP”) as its bankruptcy counsel and Bingham McCutchen LLP for certain bank and bank holding company regulatory matters, certain corporate and securities matters, and certain labor issues. The Committee retained Klein, DeNatale, Goldner, Cooper, Rosenlieb & Kimball LLP, 5260 N. Palm Avenue, Suite 217, Fresno, California as its counsel.
     The Debtor retained Perry-Smith as its accountants to prepare and complete the 2008 federal and state tax returns and for any tax returns required post-petition. The Debtor retained Boos & Associates as its tax consultants to pursue California Enterprise Zone “Net Interest Deductions” (“NIDs”), as defined in the California Revenue & Taxation Code and California Enterprise Zone Hiring and Sales and Use Tax Credits (“EZ Credits”), as defined in the California Revenue & Taxation Code.
     D. Use of Cash Collateral and Debtor in Possession Financing
     The Debtor had no creditors that held a security interest in cash collateral as that term is defined by the Bankruptcy Code. Thus, no motion for use of cash collateral was filed.
     E. Miscellaneous Motions
     The Debtor filed a motion to assume and assign a lease of non-residential real property lease, the Tower Plaza Office Lease dated as of August 1, 2008 which the Debtor leased from Diamond SRGNC Bayview Plaza LLC for certain office space located at 2121 South El Camino Real, Suite B-100, in San Mateo, California. Pursuant to an Asset Purchase Agreement dated as of April 3, 2009, among the Debtor, Bay View Funding (“Bay View”), a subsidiary of the Debtor, CSNK, Westamerica Bank (“Westamerica”), and BVF/CSNK Acquisition Corp (“BVF/CSNK”), in which Bay View sold and BVF/CSNK purchased substantially all of Bay View’s assets, the parties to the Purchase Agreement contemplated the renegotiation and/or assumption of the Lease within 90 days of the date of that Purchase Agreement. The Debtor assigned the Lease to CSNK with the landlord Diamond’s consent, which benefited the Estate by enabling the Debtor to reduce the administrative burdens and potential liabilities that otherwise would be present from the lease.
///
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

V. PLAN DESCRIPTION
     The Plan treatment of claims is summarized below.
     A. Specification And Treatment Of Unclassified Claims
     Other than the Professional Claims, each Administrative Claim against the Debtor or its Estate shall be paid in full as soon as practicable after the entry of an order of the Court approving such Administrative Claim or on the Effective Date, whichever is later, unless different treatment is agreed to between the claimant and the Debtor; provided however, that the Debtor is hereby authorized to pay any and all Administrative Claims in the ordinary course of business without Court approval. Except as may be expressly set forth in the Plan or by an order of the Court, no holder of an Administrative Claim shall be entitled to payment on account of any post-petition interest or penalties arising with respect to such Administrative Claim.
     To the extent any Professional Person holds a Professional Claim against the Debtor for services rendered prior to the Effective Date of the Plan, such Professional Person shall be paid in full upon Court approval pursuant to the terms of the applicable employment order.
     Allowed Pre-Petition Tax Claims shall be paid in full on the Effective Date of the Plan or in accordance with sections 1129(a)(9)(C) and (D). All fees payable by the Debtor through the Confirmation Date under 28 U.S.C. §1930 shall be paid in full on the Effective Date or as soon thereafter as they may come due in the ordinary course.
     B. Treatment Of Classified Claims
          1. Class 1 (Priority Claims):
               (a) Class 1A (Wages): The holder of each Allowed Class 1A Claim shall be paid the Allowed amount of their Priority Claim in the amount required under section 507(a)(4) and section 507(a)(5) in cash on the Effective Date or as soon thereafter as is practicable, except to the extent that the holder of a particular Claim has agreed otherwise. The Debtor does not believe there are any claims in this Class 1A.
               (b) Class 1B (Other Priority Claims): Any Allowed Priority Claims not otherwise included in Class 1A shall be paid the Allowed amount thereof in cash on the Effective Date or as soon thereafter as is practicable, except to the extent that the holder of a particular
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

Claim has agreed otherwise. The Debtor is aware of a few small claims in this Class 1B in the amount of approximately $642.
          2. Class 2 (Secured Claims):
               Any holder of an Allowed Secured Claim shall retain its liens securing the Claims and shall receive deferred cash payments totaling at least the allowed amount of their Claims, of a value, as of the Effective Date of the Plan, of at least the value of each claimant’s interest in the collateral as required under section 1129(b)(2) of the Bankruptcy Code; provided however, that the Debtor reserves the right to require each claimant to remove, at its own cost and peril and without damage to any property of the Estate, and at a time mutually convenient to such holder and the Debtor, such property as to which such holder holds a perfected security interest. Such holder may file and assert a Claim within Class 3 for any deficiency resulting from such abandonment and return of collateral, provided that a proof of claim therefor is filed with the Court and served upon the Debtor within thirty (30) days following the Effective Date. The Debtor does not believe there are any holders of Class 2 Secured Claims.
          3. Class 3 (General Unsecured Claims):
               All Allowed Unsecured Claims within Class 3 shall be paid or otherwise satisfied in full from any Unencumbered Funds from the liquidation of the Debtor’s assets after all payment in full, or reservation for payment in full, of all Administrative Claims, Priority Claims, Pre-Petition Tax Claims, Professional Claims, and Class 1 Claims, and after payment or reservation of sufficient funds to pay for all post-confirmation liquidation expenses. In the event there are insufficient Unencumbered Funds to pay all Allowed Unsecured Claims in full, the holders of Allowed Unsecured Claims in Class 3 shall be paid on a Pro Rata basis. In no event shall any holder of an Allowed Unsecured Class 3 Claim receive more than the full amount of its Allowed Unsecured Claim.
               In the event any Allowed TRUPS Claim is found by the Court to be, or pursuant to the Plan is denoted as, a Subordinated TRUPS Claim, then such Subordinated TRUPS Claim’s pro rata share of any distribution shall be paid to the creditor to which the Subordinated TRUPS Claim is subordinated until such claim is paid in full, then any further distribution shall be made
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

to the Subordinated TRUPS Claim. In no event shall such subordination affect any other creditor.
          4. Class 4 (Subordinated General Unsecured Claims):
               In the event any Allowed Claims, other than Subordinated TRUPS Claims, are found to be subordinated to Class 3 claims, then such claims shall be Class 4 claims and shall not receive any distribution unless and until all Class 3 claims are paid in full including interest at the legal rate as of the Effective Date.
          5. Class 5 (Shareholders):
               All holders of shares of common or preferred stock of the Debtor shall receive nothing under the Plan. All such shares, warrants or stock options shall be canceled as of the Effective Date of the Plan.
     C. Means For Implementation And Execution Of The Plan
          1. Assets of the Estate Do Not Revest in the Debtor:
          The Debtor shall not be revested with its assets on confirmation of the Plan, but shall manage its affairs and its property as Post-Confirmation Debtor under the terms of the Plan. Accordingly, the automatic stay pursuant to 11 U.S.C. § 362 shall remain in effect with respect to the Debtor’s assets following the Effective Date of the Plan until such time as (a) such property is no longer property of the estate, (b) relief from stay is granted by Final Order of the Court, or (c) the Court enters a Final Decree and the Case is closed.
          2. Post-Confirmation Debtor Acts through a Plan Administrator:
          The Post-Confirmation Debtor through a Plan Administrator, acting as a liquidating and distribution agent, shall continue to liquidate assets of the Estate, if any, in a prudent and businesslike manner after the Effective Date. Such liquidation may include, without limitation, (a) merger or consolidation of the Debtor with one or more persons, (b) sale of all or any part of the property of the Estate, (c) distribution of property to those having an interest in the property, or (d) the transfer of all or any part of the property of the Estate to one or more entities, whether organized before or after the confirmation of the Plan. On the Effective Date or as soon thereafter as practicable, the Post-Confirmation Debtor shall make the payments or reserve sufficient funds to make such payments in the future that are required under the Plan by Article 3 (unclassified
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

Claims) and to Classes 1A and 1B. Except as otherwise provided in paragraph 6.10 of the Plan, the Post-Confirmation Debtor is authorized to pay any and all post-confirmation liquidation expenses without further order of the Court.
     The Plan provides for the appointment of a Plan Administrator to administer the case to a conclusion with the oversight of the Creditors’ Committee. In the event a compromise resolution of the various categories of claims cannot be reached, the Plan Administrator, with the assistance of the Creditors’ Committee as provided in the Plan, shall object to Claims, obtain court orders regarding the validity and priority of Claims, and distribute the funds in accordance with the validity and priority of the Claims.
     The Post-Confirmation Debtor shall have such powers as are set forth in the Plan and the Confirmation Order and which are necessary to the proper performance of its duties as set forth in the Plan. In addition, the Post-Confirmation Debtor shall retain post-confirmation all rights of a trustee serving as a Chapter 11 trustee pursuant to the Bankruptcy Code. Without limiting the foregoing, the Post-Confirmation Debtor may continue any operations of the business that in its discretion enhance the value of the assets and/or maximize the opportunities to liquidate the assets.
     The Board of Directors of the Post-Confirmation Debtor shall consist of the Plan Administrator, who shall be appointed on noticed motion with approval from the Court. The Board of the Post-Confirmation Debtor shall be operated under the Debtor’s by-laws post-confirmation, and it shall govern the Post-Confirmation Debtor in accordance with non-bankruptcy law. The Board of the Post-Confirmation Debtor shall serve without compensation, except as otherwise approved by the Court.
          3. Limitation on Liability of the Debtor, the Post-Confirmation Debtor, Creditors’ Committee, the Plan Administrator, Indenture Trustees and Statutory Trustees:
          Except as otherwise prohibited by the Bankruptcy Code or applicable non-bankruptcy law, Capital Corp of the West, the Post-Confirmation Debtor, the Creditors’ Committee, the Plan Administrator, and each Indenture Trustee and Statutory Trustee, and each of their officers, directors, attorneys, consultants, employees, agents and assignees, shall have no
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

liability for any error of judgment acting in his/her official capacity made in good faith other than as a result of gross negligence or willful misconduct from the Petition Date forward. Except as otherwise prohibited by the Bankruptcy Code or applicable non-bankruptcy law, the Post-Confirmation Debtor, the Creditors’ Committee, the Plan Administrator, and each Indenture Trustee and Statutory Trustee and each of their officers, directors, consultants, attorneys, employees, and agents shall not be liable for any action taken or omitted in good faith and believed by them to be authorized within the discretion or rights or powers conferred upon them by the Plan. No provision of the Plan shall require any agent, employee, officer or director of the Post-Confirmation Debtor, the Creditors’ Committee, the Plan Administrator, any Indenture Trustee or Statutory Trustee to expend or risk his or her own funds or otherwise incur personal financial liability in the performance of any of his or her duties under the Plan or in the exercise of any of his or her rights and powers.
          4. Approval of Transactions Outside the Ordinary Course of Business:
          The Post-Confirmation Debtor may enter into transactions outside the ordinary course of business, including the transfer, sale or abandonment of assets or the settlement of any Claims or causes of action, only after order of the Court in accordance with the Bankruptcy Code, Rules and Local Rules as if the Post-Confirmation Debtor was a debtor in possession; provided however, that the Post-Confirmation Debtor may transfer, sell or abandon any assets or settle any Claims or causes of action (a) that have a net effect on the Estate of $50,000 or less without Court approval or further notice except notice as provided in the Plan to any Creditors’ Committee and (b) that have a net effect on the Estate of more than $50,000 and less than $250,000 without Court approval where the Creditors Committee affirmatively consents.
          5. Post-Confirmation U.S. Trustee Quarterly Fees and Quarterly Reports:
          The quarterly fees shall be paid by the Post-Confirmation Debtor to the U.S. Trustee for each quarter (including any fraction thereof) and quarterly reports in the form required by the U.S. Trustee shall be filed by the Post-Confirmation Debtor until the case is closed, converted, or dismissed.
///
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

          6. Post-Confirmation Employment of Professionals:
          To assist in the performance of the functions under the Plan, the Post-Confirmation Debtor may employ professionals, including a plan administrator and professionals to liquidate assets, to the same extent as they could have been employed under the Bankruptcy Code before confirmation of the Plan, except that further Court approval for employment shall not be required if the Court approved the professionals’ employment before the Effective Date. The compensation procedures for such Professionals are set forth in the Plan.
          7. Preservation of Causes of Action:
          As of the Effective Date, each and every claim, right, cause of action, claim for relief, right to set-off and other entitlement held by the Debtor, Capital Corp of the West or the Estate, whether arising under §§ 502, 506, 510, 541, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551, 552 or 553 of the Bankruptcy Code, or otherwise, other than those waived or released by express terms of the Plan or the Confirmation Order, shall be deemed fully preserved and vested in the Post-Confirmation Debtor. This preservation shall specifically include the corporate entities and all net operating losses to the extent allowed under non-bankruptcy law. Without limiting the generality of the foregoing, any and all claims and causes of action held by the Debtor and/or the Debtor in Possession prior to the Effective Date shall be retained by the Post-Confirmation Debtor, including but not limited to all avoidance actions for transfers made by the Debtor, including all transfers disclosed in the statement of financial affairs filed with the Court by the Debtor.
          8. Closing of Case:
          At such point as the Court determines, upon noticed motion of the Post-Confirmation Debtor or other party in interest, that all pending Claims objections, contested matters and adversary proceedings have been resolved, or that the Case need not remain open despite pending objections, matters or proceedings, the Case may be closed by the terms of a final decree of the Court; provided that the Case will be reopened thereafter if necessary to facilitate any actions contemplated by the terms of the Plan. The fact that some or all of the distributions to Creditors remain to be made shall not, in and of itself, constitute grounds for keeping the Case
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

open when the Post-Confirmation Debtor requests that the Case be closed.
          9. Certain Jurisdictional Limitations:
          Any party in interest who believes that the conduct of the Post-Confirmation Debtor, the Plan Administrator, the Creditors’ Committee or professionals engaged by the Post-Confirmation Debtor, the Creditors’ Committee or the Plan Administrator, is not consistent with the provisions of the Plan, or believes that any Claims exist against the Post-Confirmation Debtor, the Creditors’ Committee, the Plan Administrator or professionals working for the Post-Confirmation Debtor or the Creditors’ Committee for any conduct taken within the scope of its/his/her duties as Post-Confirmation Debtor, Creditors’ Committee or as such professional, all such Claims, rights, requests for relief, or enforcement of the Plan must be filed in and determined by the Bankruptcy Court having jurisdiction over the Case. No concurrent jurisdiction shall exist for the determination or enforcement of any such rights under or arising from the Plan, or Claims against the Post-Confirmation Debtor, Creditors’ Committee or professionals retained by the Post-Confirmation Debtor or Creditors’ Committee, in any other state, federal or foreign court.
          10. Permanent Injunction:
          The Plan does not grant the Debtor a discharge under the provisions of section 1141 of the Bankruptcy Code. However, the Plan does protect the assets of the Estate for administration by the Plan Administrator. The rights afforded herein, and the treatment of all Claims and Interests set forth in the Plan, shall be in full exchange for, and in complete satisfaction, discharge and release of, all Claims and Interests of any kind or nature whatsoever, whether known or unknown, matured or contingent, liquidated or unliquidated, existing, arising or accruing, whether or not yet due, prior to the Effective Date, including without limitation any Claims, or interests on Claims, accruing on or after the Petition Date, against the Estate, or any assets or property thereof; provided that such release and discharge does not affect any party’s rights as against the Debtor or any assets outside of the Estate, which rights shall be governed by section 1141 of the Bankruptcy Code and other applicable law.
///
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

     D. Procedures Relating To Claims And Interests
          1. Pre-Petition, Unsecured Claims Bar Date:
          The deadline for filing pre-petition, unsecured Claims was established by the Court as September 17, 2009, for Creditors other than Governmental Units. For Governmental Units, the deadline is November 9, 2009.
          2. Bar Date for Administrative Claims Incurred Before the Confirmation Date:
          Holders of Administrative Claims arising before the Confirmation Date, including those allowable under Bankruptcy Code section 503 but excluding post-confirmation Claims of Professionals, shall be forever barred from recovering from Debtor or the Estate on account of such Claim unless within forty-five (45) days of service of notice of entry of the Confirmation Order the holder of such Claim files with the Court a motion for allowance of such Claim, including notice of the date and time for the hearing on the allowance of such Claim.
          3. Disputed Claims:
          In the case of disputed Claims and unless the Court orders otherwise for cause shown, reserves from each distribution shall be set aside for the holder of each disputed Claim in an amount equal to what each disputed Claim holder would have received had its Claim been allowed at the time of the distribution, unless otherwise ordered by the Court under section 502(c). When the dispute over the Claim is resolved, the funds reserved for the disputed Claim shall be paid if it is allowed and any funds reserved for the disputed Claim, if disallowed, shall be re-distributed to the holders of Allowed Claims or Interests of that class until paid in full, subject to the terms of the Plan. There shall be no distribution to any Disallowed Claim.
          4. Claims Cap:
          The Claims of all Creditors who have been properly scheduled and/or who have filed Claims shall be capped at the amount set in the schedules or proof of Claim as of the Confirmation Date. Unless specifically provided for under the Plan, no Creditor may amend a Claim after the Confirmation Date to increase the amount asserted against the Debtor or the Estate, unless such Creditor seeks approval of the Court and the Court allows such amendment by
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

Final Order.
          5. Claims under Bankruptcy Code Section 502(h):
          All Claims arising from judgments or settlements in an action by the Estate for recovery of money or property must be filed within thirty (30) days of the entry of such judgment or date of such settlement as required by Rule 3002(c)(3) or will forever be barred and disallowed.
          6. Deadline for Objections to Claims:
          Unless the Court orders otherwise, any objection to Claims filed by the Post-Confirmation Debtor must be filed within 60 days of the later of (i) the Effective Date of the Plan, or (ii) the order appointing a Plan Administrator becoming a Final Order. Unless the Court orders otherwise, any objections to Claims by the Creditors’ Committee or any other party in interest shall be filed within 90 days of the Effective Date of the Plan.
          7. Interim Distributions:
          The Post-Confirmation Debtor, in consultation with the Creditors’ Committee, shall make interim distributions to holders of Allowed Claims no less frequently than every 120 days following the Effective Date, provided that sufficient funds exist to continue the implementation of the Plan and to reserve for disputed Claims and all costs to be incurred in completing the liquidation of assets and other duties under the Plan. If the Creditors’ Committee has approved a proposed distribution, Court approval is not required for interim distributions, but the Post-Confirmation Debtor may seek such approval nonetheless.
          8. Distributions to Holders of TRUPS Claims:
          A distribution of a TRUPS Claim shall be made to the applicable Indenture Trustee, who will make further distributions in accordance with the terms of the Indenture governing such Indenture Trustee.
     E. Executory Contracts and Leases
     A list of the executory contracts and unexpired leases to be assumed, and to the extent necessary assigned, to the Post-Confirmation Debtor, or to be rejected, on the Effective Date of the Plan will be filed and served by the Debtor at least 30 days prior to the hearing on
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

confirmation of the Plan.
     Except as otherwise provided in the Plan or other order of the Court prior to Confirmation, all executory contracts and unexpired leases of the Debtor entered into prior to the Petition Date which are not assumed or rejected pursuant to Bankruptcy Code section 365 prior to the Confirmation Date shall be deemed rejected upon the Effective Date. Specifically, the Debtor hereby rejects all of the executory contracts and unexpired leases listed on the Debtor’s Schedule G, as amended, except those that have been specifically assumed during the Bankruptcy Case. Each non-debtor party to an executory contract or unexpired lease rejected hereunder shall have thirty (30) days subsequent to the Effective Date to file a proof of Claim with the Court asserting damages arising from such rejection.
     F. Effect Of Confirmation
          1. Discharge:
          Pursuant to section 1141(d)(3) of the Bankruptcy Code, the confirmation of the Plan shall not discharge Claims against the Debtor. However, any actions against the Debtor, Post-Confirmation Debtor, the Estate, the Plan Administrator, the Debtor in Possession, or properties or interests in properties of any of the foregoing are enjoined pursuant to and to the extent provided by paragraph 6.15 of the Plan.
          2. Creditors’ Committee Continuation:
          On and after the Effective Date, the Creditors’ Committee shall continue in existence with all powers and duties as set forth in the Bankruptcy Code, unless its members decline to serve or as otherwise ordered by the Court upon noticed motion by any party in interest. Post-confirmation compensation for Counsel for the Creditors’ Committee shall be governed by section 6.10 et seq. of the Plan. The Post-Confirmation Creditors’ Committee shall supervise the liquidation of assets proposed under the Plan. Counsel for the Creditors’ Committee may contact the counsel, special counsel, or other professionals employed by Post-Confirmation Debtor on a periodic basis to determine their progress in liquidating the assets of the estate, including the status of any pending litigation, collection of assets, costs associated in connection with such liquidation, and estimates as to further distributions. Except with respect to
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

transactions or settlements within the scope of Section 6.7 of the Plan that do not require Court approval, the Post-Confirmation Debtor and its counsel shall notify counsel for the Creditors’ Committee of any proposed settlements. With respect to any settlement or other action that requires Court approval, the Creditors’ Committee shall be notified of any such proposed action pursuant to Section 6.7 of the Plan and the Creditors’ Committee shall determine whether the Post-Confirmation Debtor’s proposed course of action or inaction is in the best interest of the estate. If, in the discretion of the Creditors’ Committee, the Post-Confirmation Debtor is not acting in the best interests of the estate, the Creditors’ Committee shall have the ability to move for removal of the Plan Administrator or for conversion of the case to Chapter 7 pursuant to the standards of 11 U.S.C. § 1112; provided, however, that no such motion shall be brought before the lapse of 30 days after written notice of the Creditors’ Committee’s concerns and the failure of Post-Confirmation Debtor to make adequate progress toward resolving the stated concerns. In the absence of a Creditors’ Committee, any creditor shall have standing to take any action specified in the preceding sentence.
VI. LIQUIDATION ANALYSIS
     The Plan provides for the orderly liquidation of the assets of the Estate and the distribution of the net proceeds to holders of Allowed Claims, which is similar to what would occur in a chapter 7 case. However, under the Plan, the Debtor’s experience, knowledge and expertise will be utilized for the benefit of all parties to maximize the value of the assets. For this reason, the Debtor contends that the net proceeds of the liquidation will be far greater under the Plan than in a chapter 7 case. In addition, conversion of the Case to chapter 7 would add an additional layer of administrative expenses from the chapter 7 case that does not already exist. Moreover, liquidation under the Plan provides the maximum flexibility for the efficient management of the Estate post-confirmation that would not be available in a chapter 7 case.
VII. FEDERAL INCOME TAX CONSEQUENCES
     Attached hereto as Exhibit 8 is a summary of certain material federal income tax
///
///
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

consequences of the Plan to the Debtor and the holders of Claims or Interests.
VIII. RECOMMENDATION FOR VOTE TO ACCEPT THE PLAN
     The Debtor recommends that all creditors entitled to vote cast a ballot accepting the Plan.
PROPONENT:
Dated: October 23, 2009

CAPITAL CORP OF THE WEST

By	/s/ David A. Heaberlin
David A. Heaberlin, Authorized Representative
APPROVED AS TO FORM.

FELDERSTEIN FITZGERALD
WILLOUGHBY & PASCUZZI, LLP

By	/s/ Paul J. Pascuzzi
Paul J. Pascuzzi
Attorneys for Capital Corp of the West
First Amended Disclosure Statement to
Debtor’s First Amended Plan of Liquidation

EXHIBIT 1
Capital Corp of the West
Liquidation Plan
Estimated Operating Costs Through December 31, 2009

Citibank DIP Operating Account		July		August		September		October		November		December
Opening Balance		$6,628,683		$6,629,866		$6,908,037		$6,844,037		$6,778,037		$6,723,537

Refunds Received
Audit		$0		$0		$0		$0		$0		$0
Insurance		$0		$375,240		$0		$0		$0		$0
Federal Income Tax		$50,000		$0		$0		$0		$0		$0
California State Tax		$0		$0		$0		$0		$0		$0

Total Funds Available		$6,678,683		$7,005,106		$6,908,037		$6,844,037		$6,778,037		$6,723,537

Operating Costs
Compensation	-	$40,750	-	$42,265	-	$40,000	-	$50,000	-	$40,000	-	$150,000
CFO Bonus		$0		$0		$0		$0		$0	-	$64,000
Computer & Internet	-	$800	-	$307	-	$500	-	$500	-	$500	-	$500
General Liability Insurance	-	$500		$0		$0		$0		$0		$0
Office Supplies		$0	-	$337	-	$500	-	$500	-	$500	-	$500
Legal Fees		$0	-	$7,356	-	$5,000	-	$10,000	-	$10,000	-	$10,000
Public Disclosure Filings	-	$4,050	-	$1,625	-	$1,200	-	$1,200	-	$1,200	-	$1,200
Rent Expense	-	$1,345	-	$1,280	-	$1,300	-	$1,300	-	$1,300	-	$1,300
Shareholder Records Expense		$0	-	$814		$0		$0		$0		$0
Tax Return Fees		$0	-	$42,500	-	$14,500		$0		$0		$0
Telephone		$0	-	$144	-	$500	-	$500	-	$500	-	$500
Travel	-	$397	-	$441	-	$500	-	$500	-	$500	-	$500
U. S. Trustee Fees	-	$975		$0		$0	-	$1,500		$0		$0

Total Operating Costs	-	$48,817	-	$97,069	-	$64,000	-	$66,000	-	$54,500	-	$228,500

Net Operating Results		$1,183		$278,171	-	$64,000	-	$66,000	-	$54,500	-	$228,500

Ending Balance		$6,629,866		$6,908,037		$6,844,037		$6,778,037		$6,723,537		$6,495,037

EXHIBIT 2
Capital Corp of the West
Liquidation Plan
Base Case I — A
As of August 31, 2009
(Includes Estimated Refunds &
TRUPs Subordination to
Bay View Selling Shareholders)
Subject to Fed. Rules of Evidence 408

Capital Corp of the West
Liquidation Plan
Base Case I — A
Critical Assumptions
August 31, 2009
*	This Liquidation Plan has been based on legal analysis performed to determine the validity and priority of claims. Nothing contained herein or in the Disclosure Statement shall be deemed an admission by the Debtor or any other party in interest as to any matter stated including but not limited to the validity, priority or amount of any claim.

*	This Liquidation Plan includes the best estimates available; however interest on the Trust Preferred Securities (“TRUPs”) and certain Salary Continuation obligations remain in the process of refinement and confirmation.

*	This Liquidation Plan includes estimates for tax and insurance refunds anticipated.

*	This Liquidation Plan assumes that the TRUPs are subordinated to the Bay View Shareholders Obligation.

*	This Liquidation Plan includes estimates for Operating Costs assuming that the Bankruptcy can be concluded by December 31, 2009.

*	This Liquidation Plan does not include any potential claim(s) by the FDIC. The Bar Date for governmental claims is November 9, 2009.

*	This Liquidation Plan includes all currently known potential Creditor Claims. However, it is expected that additional claims will be forth coming as the September 17, 2009 Bar Date approaches.

Capital Corp of the West
Base Case I — A
Liquidation Plan — Distribution Summary
As Of August 31, 2009

		Claim		Distribution	Distribution
		Amount		$ Amount	Percentage
Projected Funds Available for Liquidation				$18,966,485

Potential Liquidation Priority Allocation:

Compensation Related Claims
Director Elective Income Deferral	-	$729,073	-	$212,990	29.21%

Salary Continuation (See Salary Continuation Worksheet)

Carol Wix & Robert Perry	-	$900,780	-	$263,152	29.21%

All Others		$0

Total Salary Continuation	-	$900,780

Severance and Related Compensation	-	$250,000	-	$73,035	29.21%

Total Compensation Related Approved Claims	-	$1,879,853

Creditor Claims (See Creditor Claims Worksheet)	-	$19,167	-	$5,600	29.21%

Former Bay View Selling Shareholders Obligation (See Bay View Shareholders Worksheet)	-	$1,504,020	-	$439,382	29.21%

Trust Preferred Subordination (See Subordination Analysis Worksheet)			-	$1,064,638	70.79%

Total Bay View Selling Shareholders Distribution			-	$1,504,020

Trust Preferred Obligations (See Trust Preferred Worksheet)	-	$61,519,899	-	$16,907,687	27.48%

Total Potential Valid Claims	-	$64,922,940		$0

EXHIBIT 3
Capital Corp of the West
Liquidation Plan
Base Case I — B
As of August 31, 2009
(Excludes Estimated Refunds But
Includes TRUPs Subordination to
Bay View Selling Shareholders)
Subject to Fed. Rules of Evidence 408

Capital Corp of the West
Liquidation Plan
Base Case I — B
Critical Assumptions
*	This Liquidation Plan has been based on legal analysis performed to determine the validity and priority of claims. Nothing contained herein or in the Disclosure Statement shall be deemed an admission by the Debtor or any other party in interest as to any matter stated Including but not limited to the validity, priority or amount of any claim.

*	This Liquidation Plan includes the best estimates available; however interest on the Trust Preferred Securities (“TRUPs”) and certain Salary Continuation obligations remain in the process of refinement and confirmation.

*	This Liquidation Plan includes estimates for tax and insurance refunds anticipated.

*	This Liquidation Plan assumes that the TRUPs are subordinated to the Bay View Shareholders Obligation.

*	This Liquidation Plan includes estimates for Operating Costs assuming that the Bankruptcy can be concluded by December 31, 2009.

*	This Liquidation Plan does not include any potential claim(s) by the FDIC. The Bar Date for governmental claims is November 9, 2009.

*	This Liquidation Plan includes all currently known potential Creditor Claims. However, it is expected that additional claims will be forth coming as the September 17, 2009 Bar Date approaches.

Capital Corp of the West
Base Case I — B
Liquidation Plan — Distribution Summary
As Of August 31, 2009

		Claim		Distribution	Distribution
		Amount		Amount	Percentage
Projected Funds Available for Liquidation				$6,069,797

Potential Liquidation Priority Allocation:

Compensation Related Claims
Director Elective Income Deferral	-	$729,073	-	$68,163	9.35%

Salary Continuation (See Salary Continuation Worksheet)

Carol Wix & Robert Perry	-	$900,780	-	$84,216	9.35%

All Others		$0

Total Salary Continuation	-	$900,780

Severance and Related Compensation	-	$250,000	-	$23,373	9.35%

Total Compensation Related Approved Claims	-	$1,879,853

Creditor Claims (See Creditor Claims Worksheet)	-	$19,167	-	$1,792	9.35%

Former Bay View Selling Shareholders Obligation (See Bay View Shareholders Worksheet)	-	$1,504,020	-	$140,614	9.35%

Trust Preferred Subordination (See Subordination Analysis Worksheet)			-	$1,363,406	90.65%

Total Bay View Selling Shareholders Distribution			-	$1,504,020

Trust Preferred Obligations (See Trust Preferred Worksheet)	-	$61,519,899	-	$4,388,232	7.13%

Total Potential Valid Claims	-	$64,922,940		$0

EXHIBIT 4
Capital Corp of the West
Liquidation Plan
Base Case II — A
As of August 31, 2009
(Includes Estimated Refunds &
TRUPs Subordination to Bay View
Selling Shareholders
/ Deferred Compensation Subordination to All)
Subject to Fed. Rules of Evidence 408

Capital Corp of the West
Liquidation Plan
Base Case II — A
Critical Assumptions
August 31, 2009
*	This Liquidation Plan has been based on legal analysis performed to determine the validity and priority of claims. Nothing contained herein or in the Disclosure Statement shall be deemed an admission by the Debtor or any other party in interest as to any matter stated including but not limited to the validity, priority or amount of any claim.

*	This Liquidation Plan includes the best estimates available; however interest on the Trust Preferred Securities (“TRUPs”) and certain Salary Continuation obligations remain in the process of refinement and confirmation.

*	This Liquidation Plan includes estimates for tax and insurance refunds anticipated.

*	This Liquidation Plan assumes that the TRUPs are subordinated to the Bay View Shareholders Obligation and the Director’s Deferred Compensation Obligations are subordinated to all claims.

*	This Liquidation Plan includes estimates for Operating Costs assuming that the Bankruptcy can be concluded by December 31, 2009.

*	This Liquidation Plan does not include any potential claim(s) by the FDIC. The Bar Date for governmental claims is November 9, 2009.

*	This Liquidation Plan includes all currently known potential Creditor Claims. However, it is expected that additional claims will be forth coming as the September 17, 2009 Bar Date approaches.

Capital Corp of the West
Base Case II — A
Liquidation Plan — Distribution Summary
As Of August 31, 2009

		Claim		Distribution	Distribution
		Amount		Amount	Percentage
Projected Funds Available for Liquidation				$18,966,485

Potential Liquidation Priority Allocation:

Compensation Related Claims

Director Elective Income Deferral	-	$729,073		$0	0.00%

Salary Continuation (See Salary Continuation Worksheet)

Carol Wix & Robert Perry	-	$900,780	-	$266,141	29.55%

All Others		$0

Total Salary Continuation	-	$900,780

Severance and Related Compensation	-	$250,000	-	$73,864	29.55%

Total Compensation Related Approved Claims	-	$1,879,853

Creditor Claims (See Creditor Claims Worksheet)	-	$19,167	-	$5,663	29.55%

Former Bay View Selling Shareholders Obligation (See Bay View Shareholders Worksheet)	-	$1,504,020	-	$444,372	29.55%

Trust Preferred Subordination (See Subordination Analysis Worksheet)			-	$1,059,648	70.45%

Total Bay View Selling Shareholders Distribution			-	$1,504,020

Trust Preferred Obligations (See Trust Preferred Worksheet)	-	$61,519,899	-	$17,116,796	27.82%

Total Potential Valid Claims	-	$64,922,940		$0

EXHIBIT 5
Capital Corp of the West
Liquidation Plan
Base Case II — B
As of August 31, 2009
(Includes Estimated Refunds &
TRUPs Subordination to Bay View
Selling Shareholders
/ Deferred Compensation Subordination to All)
Subject to Fed. Rules of Evidence 408

Capital Corp of the West
Liquidation Plan
Base Case II — B
Critical Assumptions
August 31, 2009
*	This Liquidation Plan has been based on legal analysis performed to determine the validity and priority of claims. Nothing contained herein or in the Disclosure Statement shall be deemed an admission by the Debtor or any other party in interest as to any matter stated including but not limited to the validity, priority or amount of any claim.

*	This Liquidation Plan includes the best estimates available; however interest on the Trust Preferred Securities (“TRUPs”) and certain Salary Continuation obligations remain in the process of refinement and confirmation.

*	This Liquidation Plan includes estimates for tax and insurance refunds anticipated.

*	This Liquidation Plan assumes that the TRUPs are subordinated to the Bay View Shareholders Obligation and the Director’s Deferred Compensation Obligations are subordinated to all claims.

*	This Liquidation Plan includes estimates for Operating Costs assuming that the Bankruptcy can be concluded by December 31, 2009.

*	This Liquidation Plan does not include any potential claim(s) by the FDIC. The Bar Date for governmental claims is November 9, 2009.

*	This Liquidation Plan includes all currently known potential Creditor Claims. However, it is expected that additional claims will be forth coming as the September 17, 2009 Bar Date approaches.

Capital Corp of the West
Base Case II — B
Liquidation Plan — Distribution Summary
As Of August 31, 2009

		Claim		Distribution	Distribution
		Amount		Amount	Percentage
Projected Funds Available for Liquidation				$6,069,797

Potential Liquidation Priority Allocation:

Compensation Related Claims

Director Elective Income Deferral	-	$729,073		$0	0.00%

Salary Continuation (See Salary Continuation Worksheet)

Carol Wix & Robert Perry	-	$900,780	-	$85,172	9.46%

All Others		$0

Total Salary Continuation	-	$900,780

Severance and Related Compensation	-	$250,000	-	$23,639	9.46%

Total Compensation Related Approved Claims	-	$1,879,853

Creditor Claims (See Creditor Claims Worksheet)	-	$19,167	-	$1,812	9.46%

Former Bay View Selling Shareholders Obligation (See Bay View Shareholders Worksheet)	-	$1,504,020	-	$142,211	9.46%

Trust Preferred Subordination (See Subordination Analysis Worksheet)			-	$1,361,809	90.54%

Total Bay View Selling Shareholders Distribution			-	$1,504,020

Trust Preferred Obligations (See Trust Preferred Worksheet)	-	$61,519,899	-	$4,455,153	7.24%

Total Potential Valid Claims	-	$64,922,940		$0

EXHIBIT 6
Capital Corp of the West
Liquidation Plan
Base Case III — A
As of August 31, 2009
(Includes Estimated Refunds &
TRUPs Subordination to
Bay View Selling Shareholders Plus
SERPs and Severance at Max Amounts)
Subject to Fed. Rules of Evidence 408

Capital Corp of the West
Liquidation Plan
Base Case III — A
Critical Assumptions
August 31, 2009
*	This Liquidation Plan has been based on legal analysis performed to determine the validity and priority of claims. Nothing contained herein or in the Disclosure Statement shall be deemed an admission by the Debtor or any other party in interest as to any matter stated including but not limited to the validity, priority or amount of any claim.

*	This Liquidation Plan includes the best estimates available; however interest on the Trust Preferred Securities (“TRUPs”) and certain Salary Continuation obligations remain in the process of refinement and confirmation.

*	This Liquidation Plan includes estimates for tax and insurance refunds anticipated.

*	This Liquidation Plan assumes that the TRUPs are subordinated to the Bay View Shareholders Obligation.

*	This Liquidation Plan includes estimates for Operating Costs assuming that the Bankruptcy can be concluded by December 31, 2009.

*	This Liquidation Plan does not include any potential claim(s) by the FDIC. The Bar Date for governmental claims is November 9, 2009.

*	This Liquidation Plan includes all currently known potential Creditor Claims. However, it is expected that additional claims will be forth coming as the September 17, 2009 Bar Date approaches.

*	This Liquidation Plan assumes SERP and Severance claims at maximum exposure amounts are valid claims.

Capital Corp of the West
Base Case III — A
Liquidation Plan — Distribution Summary
As Of August 31, 2009

	Claim		Distribution		Distribution
	Amount		$ Amount		Percentage
Projected Funds Available for Liquidation				$18,966,485

Potential Liquidation Priority Allocation:

Compensation Related Claims
Director Elective Income Deferral	-$	729,073	-$	183,173	25.12%

Salary Continuation (See Salary Continuation Worksheet)

Carol Wix & Robert Perry	-$	900,780	-$	226,313	25.12%

All Others	-$	8,913,381	-$	2,239,403	25.12%

Total Salary Continuation	-$	9,814,161

Severance and Related Compensation	-$	1,905,000	-$	478,613	25.12%

Total Compensation Related Approved Claims	-$	12,448,234

Creditor Claims (See Creditor Claims Worksheet)	-$	19,167	-$	4,816	25.12%

Former Bay View Selling Shareholders Obligation (See Bay View Shareholders Worksheet)	-$	1,504,020	-$	377,871	25.12%

Trust Preferred Subordination (See Subordination Analysis Worksheet)			-$	1,126,149	74.88%

Total Bay View Selling Shareholders Distribution				$1,504,020

Trust Preferred Obligations (See Trust Preferred Worksheet)	-$	61,519,899	-$	14,330,147	23.29%

Total Potential Valid Claims	-$	75,491,322		$0

EXHIBIT 7
Capital Corp of the West
Liquidation Plan
Base Case III — B
As of August 31, 2009
(Excludes Estimated Refunds But
Includes TRUPs Subordination to
Bay View Selling Shareholders Plus
SERPs and Severance at Max Amounts)
Subject to Fed. Rules of Evidence 408

Capital Corp of the West
Liquidation Plan
Base Case III — B
Critical Assumptions
August 31, 2009
*	This Liquidation Plan has been based on legal analysis performed to determine the validity and priority of claims. Nothing contained herein or in the Disclosure Statement shall be deemed an admission by the Debtor or any other party in interest as to any matter stated including but not limited to the validity, priority or amount of any claim.

*	This Liquidation Plan includes the best estimates available; however interest on the Trust Preferred Securities (“TRUPs”) and certain Salary Continuation obligations remain in the process of refinement and confirmation.

*	This Liquidation Plan includes estimates for tax and insurance refunds anticipated.

*	This Liquidation Plan assumes that the TRUPs are subordinated to the Bay View Shareholders Obligation.

*	This Liquidation Plan includes estimates for Operating Costs assuming that the Bankruptcy can be concluded by December 31, 2009.

*	This Liquidation Plan does not include any potential claim(s) by the FDIC. The Bar Date for governmental claims is November 9, 2009.

*	This Liquidation Plan includes all currently known potential Creditor Claims. However, it is expected that additional claims will be forth coming as the September 17, 2009 Bar Date approaches.

*	This Liquidation Plan assumes SERP and Severance claims at maximum exposure amounts are valid claims.

Capital Corp of the West
Base Case III — B
Liquidation Plan — Distribution Summary
As Of August 31, 2009

	Claim		Distribution		Distribution
	Amount		Amount		Percentage
Projected Funds Available for Liquidation				$6,069,797

Potential Liquidation Priority Allocation:

Compensation Related Claims
Director Elective Income Deferral	-$	729,073	-$	58,620	8.04%

Salary Continuation (See Salary Continuation Worksheet)

Carol Wix & Robert Perry	-$	900,780	-$	72,426	8.04%

All Others	-$	8,913,381	-$	716,671

Total Salary Continuation	-$	9,814,161

Severance and Related Compensation	-$	1,905,000	-$	153,169	8.04%

Total Compensation Related Approved Claims	-$	12,448,234

Creditor Claims (See Creditor Claims Worksheet)	-$	19,167	-$	1,541	8.04%

Former Bay View Selling Shareholders Obligation (See Bay View Shareholders Worksheet)	-$	1,504,020	-$	120,929	8.04%

Trust Preferred Subordination (See Subordination Analysis Worksheet)			-$	1,383,091	91.96%

Total Bay View Selling Shareholders Distribution				$1,504,020

Trust Preferred Obligations (See Trust Preferred Worksheet)	-$	61,519,899	-$	3,563,349	5.79%

Total Potential Valid Claims	-$	75,491,322		$0

EXHIBIT 8
In re Capital Corp of the West — 09-14298
Exhibit 8 to Disclosure Statement
FEDERAL INCOME TAX CONSEQUENCES
1.	Federal Income Tax Consequences in General.
     The following summary addresses certain material federal income tax consequences of the Plan to the Debtor and the holders of Allowed Claims and Interests. The summary is based upon the Debtors’ interpretation of the Internal Revenue Code of 1986, as amended (the “Tax Code”), applicable Treasury Regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (“IRS”), all of which are subject to change possibly with retroactive effect. Due to the differences in the nature of the Claims of the various holders of Allowed Claims, their taxpayer status, residence and methods of accounting and prior actions taken by such holders with respect to their Claims, the tax consequences described below are general in nature and are subject to significant considerations applicable to each holder of an Allowed Claim.
     The Plan Proponent’s interpretation of the federal income tax consequences is not binding on the IRS, and the Plan Proponent has not and does not intend to request an administrative ruling from the IRS with respect to any of the federal income tax aspects of the Plan. Consequently, there can be no assurance that the treatment described in this Disclosure Statement will be accepted by the IRS. No opinion of counsel has either been sought or obtained with respect to the federal, state, local or foreign tax aspects of the Plan. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Additionally, changes in the facts or circumstances relating to the consummation or operation of the Plan or the formation or operation of the Consolidated Debtor could likewise affect the tax consequences to such parties. The federal income tax consequences of the Plan and distributions are complex and subject to significant uncertainties. This summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address all of the federal income tax consequences of the Plan. This summary also does not purport to address the federal income tax consequences of the Plan to taxpayers subject to special treatment under the federal income tax laws, such as broker-dealers, tax-exempt entities, financial institutions, insurance companies, S corporations, small business investment companies, mutual funds, regulated investment companies, foreign corporations, and foreign persons.
     Holders of Allowed Claims and Interests are urged to consult with their tax advisors about the state, local and foreign tax consequences of the transactions contemplated under or in connection with the Plan.
2.	Federal Income Tax Consequences to Debtor.
     (a) Gain or Loss on Transfer. The Debtor generally will realize gain or loss on the sale of the assets and any other property it sells equal to the difference between the amount realized on the sale and the adjusted tax basis of such property. The Debtor will generally be able to offset any gain by Net Operating Losses (“NOLs”); and therefore, the Plan Proponent does not believe that the Plan will result in any material tax liability.
     (b) Discharge of Indebtedness Income. As a general rule, the discharge of all or a portion of a debt by its holder results in the debtor’s recognition of taxable income. Section 108 of the Tax Code sets forth certain exceptions to this general rule.
Exhibit 8 to
Disclosure Statement

1

Section 108(e)(2) of the Tax Code provides that a taxpayer does not recognize income from the discharge of indebtedness to the extent that satisfaction of the liability would have given rise to a deduction. Section 108(a)(l)(A) of the Tax Code provides an exception to the required recognition of income from the discharge of indebtedness when the discharge occurs in a chapter 11 case under the Bankruptcy Code if the taxpayer is under the jurisdiction of the court and the debt discharge is granted by the court or is pursuant to a plan approved by the court. If Section 108(a)(l)(A) of the Tax Code applies to exclude from gross income the discharged indebtedness, the “tax attributes” of the taxpayer are reduced, unless the taxpayer affirmatively elects to first reduce the tax bases of its depreciable assets. Section 108(b) of the Tax Code reduces tax attributes in the following order: NOLs, general business credit carryovers, minimum tax credits, capital loss carryovers, basis of depreciable property and foreign tax credit carryovers.
     If the exceptions provided for in Section 108 of the Tax Code were inapplicable, the Debtor would recognize discharge of indebtedness income with respect to any Allowed Claims that are satisfied to the extent that the aggregate amount of such satisfied Allowed Claims exceeds the amounts transferred in satisfaction thereof. However, the Plan Proponent believes that the exceptions provided for in Section 108 of the Tax Code should apply to exclude any discharge of indebtedness income from the gross income of the Debtor, and at the same time the Debtor should be required to reduce its tax attributes, as described above, by such amount. Moreover, if the amount of the discharge of indebtedness exceeds the tax attributes of the Debtor, such excess is nevertheless excluded from gross income and no additional tax liability arises. Moreover, the Plan does not give the Debtor a discharge.
     (c) Deductions of Accrued Interest by Debtor. To the extent a portion of the consideration paid to Holders of Allowed Claims pursuant to the Plan is attributable to accrued and unpaid interest on their Claims, the Debtor would be entitled to interest deductions in the amount of such accrued interest, to the extent the Debtor has not already deducted such amounts. Although the amount of consideration allocable to accrued interest where Holders of Allowed Claims are receiving less than the full principal amount of their claims is unclear under present law, the Debtor intends to allocate the consideration transferred to Holders of Allowed Claims pursuant to the Plan first to the principal amount of such Holders’ Allowed Claims and accrued interest on such Holders’ Allowed Claims.
3.	Federal Income Tax Consequences to Holders of Allowed Claims.
     The tax consequences of the implementation of the Plan to a holder of an Allowed Claim will depend in part on whether the holder reports income on the accrual or cash basis, whether the holder receives consideration in more than one tax year of the holder, and whether the holder is a resident of the United States. The tax consequences of the receipt of cash or property that is allocable to interest are discussed below in the section entitled “Receipt of Interest.”
     (a) Receipt of Interest. Consideration received by a holder of an Allowed Claim that is attributable to accrued but unpaid interest will be treated as ordinary income, regardless of whether the holder’s existing Claims are capital assets in its hands.
     As discussed above, the manner in which consideration is to be allocated between accrued and unpaid interest and principal of the Claims of the Creditors for federal income tax purposes is unclear under present law. See Section 2(c) — “Federal Income Tax Consequences to the Debtor — Deductions of Accrued Interest by Debtor,” above.
Exhibit 8 to
Disclosure Statement

2

     (b) Backup Withholding. Under the Tax Code, interest, dividends and other “reportable payments” may, under certain circumstances, be subject to “backup withholding” at a 28% rate. Withholding generally applies if the recipient (i) fails to furnish his social security number or other taxpayer identification number (“TIN”); (ii) furnishes an incorrect TIN; (iii) fails properly to report interest or dividends; or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.
4.	Tax Consequences to Holders of Interests.
     If holders of Interests do not receive or retain any property in exchange for their Interests, a holder of an Interest that holds such Interest as a capital asset should be entitled to a worthless stock deduction. Section 165(g) of the Tax Code provides that if a security that is held as a capital asset becomes wholly worthless during the taxable year, the holder is entitled to a capital loss, which is treated as recognized from the sale or exchange of such security on the last day of such taxable year. The definition of security includes (i) shares of stock in a corporation and (ii) the right to subscribe for shares of stock in a corporation. The amount of loss deductible is limited to the holder’s basis in the Interest.
5.	Importance of Obtaining Professional Tax Assistance.
     The foregoing is intended as a summary only, and is not a substitute for careful tax planning with a tax professional. The federal, foreign, state and local income and other tax consequences of the Plan are complex and, in some cases, uncertain. Such consequences may also vary based on the particular circumstances of each holder of an Allowed Claim or Allowed Interest. Accordingly, each holder of an Allowed Claim or Allowed Interest is strongly urged to consult with his, her or its own tax advisor regarding the federal, foreign, state and local income and other tax consequences under the Plan.
     To ensure compliance with United States Internal Revenue Service Circular 230, (a) any discussion of U.S. federal tax issues in the Disclosure Statement is not intended or written to be relied upon, and cannot be relied upon by Creditor or Interest holders, for purposes of avoiding penalties that may be imposed on such parties under the Internal Revenue Code; (b) such discussion is written to support promotion of the Plan; and (c) each holder of a Claim or Interest should seek advice based on such party’s particular circumstances from an independent tax advisor.
Exhibit 8 to
Disclosure Statement

3